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                                                                  EXECUTION COPY


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                           OUTSOURCING SOLUTIONS INC.

                     11% SENIOR SUBORDINATED NOTES DUE 2006



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                                    INDENTURE



                          Dated as of November 6, 1996



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                            Wilmington Trust Company

                                     Trustee



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                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                Indenture Section
310 (a)(1)..............................................................7.10
    (a)(2)..............................................................7.10
    (a)(3)..............................................................N.A.
    (a)(4)..............................................................N.A.
    (a)(5)..............................................................7.10
    (b).................................................................7.10
    (c).................................................................N.A.
311 (a).................................................................7.11
    (b).................................................................7.11
    (c).................................................................N.A.
312 (a).................................................................2.05
    (b)................................................................11.03
    (c)................................................................11.03
313 (a) ... ............................................................7.06
    (b)(1)..............................................................N.A.
    (b)(2)..............................................................7.07
    (c)..........................................................7.06; 11.02
    (d).................................................................7.06
314 (a)..........................................................4.03; 11.02
    (c)(1).............................................................11.04
    (c)(2).............................................................11.04
    (c)(3)..............................................................N.A.
    (d).................................................................N.A.
    (e)................................................................11.05
    (f).................................................................N.A.
315 (a).................................................................7.01
    (b)...........................................................7.05,11.02
    (c).................................................................7.01
    (d).................................................................7.01
    (e).................................................................6.11
316 (a)(last sentence)..................................................2.09
    (a)(1)(A)...........................................................6.05
    (a)(1)(B)...........................................................6.04
    (a)(2)..............................................................N.A.
    (b).................................................................6.07
    (c).................................................................N.A.
317 (a)(1)..............................................................6.08
    (a)(2)..............................................................6.09
    (b).................................................................2.04
318 (a)................................................................11.01
    (b).................................................................N.A.
    (c)................................................................11.01

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.


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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
SECTION 1.01. DEFINITIONS.................................................  1
SECTION 1.02. OTHER DEFINITIONS........................................... 15
SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE
              ACT......................................................... 15
SECTION 1.04. RULES OF CONSTRUCTION....................................... 16

                                    ARTICLE 2
                                    THE NOTES

SECTION 2.01. FORM AND DATING............................................. 16
SECTION 2.02. EXECUTION AND AUTHENTICATION................................ 18
SECTION 2.03. REGISTRAR AND PAYING AGENT.................................. 18
SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST......................... 19
SECTION 2.05. HOLDER LISTS................................................ 19
SECTION 2.06. TRANSFER AND EXCHANGE....................................... 19
SECTION 2.07. REPLACEMENT NOTES........................................... 28
SECTION 2.08. OUTSTANDING NOTES........................................... 28
SECTION 2.09. TREASURY NOTES.............................................. 29
SECTION 2.10. TEMPORARY NOTES............................................. 29
SECTION 2.11. CANCELLATION................................................ 29
SECTION 2.12. DEFAULTED INTEREST.......................................... 29

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

SECTION 3.01. NOTICES TO TRUSTEE.......................................... 30
SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED........................... 30
SECTION 3.03. NOTICE OF REDEMPTION........................................ 30
SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.............................. 31
SECTION 3.05. DEPOSIT OF REDEMPTION PRICE................................. 31
SECTION 3.06. NOTES REDEEMED IN PART...................................... 32
SECTION 3.07. OPTIONAL REDEMPTION......................................... 32
SECTION 3.08. MANDATORY REDEMPTION........................................ 32
SECTION 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS
              PROCEEDS.................................................... 32

                                    ARTICLE 4
                                    COVENANTS


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SECTION 4.01. PAYMENT OF NOTES............................................ 34
SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY............................. 35
SECTION 4.03. REPORTS..................................................... 35
SECTION 4.04. COMPLIANCE CERTIFICATE...................................... 35
SECTION 4.05. TAXES....................................................... 36
SECTION 4.06. STAY, EXTENSION AND USURY LAWS.............................. 36
SECTION 4.07. RESTRICTED PAYMENTS......................................... 36
SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS
              AFFECTING RESTRICTED SUBSIDIARIES........................... 39
SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF
              DISQUALIFIED STOCK.......................................... 40
SECTION 4.10. ASSET SALES................................................. 42
SECTION 4.11. TRANSACTIONS WITH AFFILIATES................................ 43
SECTION 4.12. LIENS....................................................... 43
SECTION 4.13. BUSINESS ACTIVITIES......................................... 43
SECTION 4.14. CORPORATE EXISTENCE......................................... 44
SECTION 4.15. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.................. 44
SECTION 4.16. ANTI-LAYERING............................................... 45
SECTION 4.17. SALE AND LEASEBACK TRANSACTIONS............................. 45
SECTION 4.18. ADDITIONAL SUBSIDIARY GUARANTEES............................ 45
SECTION 4.19  LIMITATION ON ISSUANCES AND SALES OF CAPITAL
              STOCK OF WHOLLY OWNED RESTRICTED
              SUBSIDIARIES................................................ 46

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS.................... 46
SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED........................... 46

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT........................................... 47
SECTION 6.02. ACCELERATION................................................ 49
SECTION 6.03. OTHER REMEDIES.............................................. 50
SECTION 6.04. WAIVER OF PAST DEFAULTS..................................... 50
SECTION 6.05. CONTROL BY MAJORITY......................................... 50
SECTION 6.06. LIMITATION ON SUITS......................................... 50
SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE
              PAYMENT..................................................... 51
SECTION 6.08. COLLECTION SUIT BY TRUSTEE.................................. 51
SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM............................ 51
SECTION 6.10. PRIORITIES.................................................. 52
SECTION 6.11. UNDERTAKING FOR COSTS....................................... 52

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE........................................... 52


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SECTION 7.02.  RIGHTS OF TRUSTEE.......................................... 53
SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE............................... 54
SECTION 7.04.  TRUSTEE'S DISCLAIMER....................................... 54
SECTION 7.05.  NOTICE OF DEFAULTS......................................... 54
SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES................. 55
SECTION 7.07.  COMPENSATION AND INDEMNITY................................. 55
SECTION 7.08.  REPLACEMENT OF TRUSTEE..................................... 56
SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC........................... 57
SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.............................. 57
SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST
               COMPANY.................................................... 57

                                     ARTICLE 8
                     LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
               DEFEASANCE................................................. 57
SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE............................. 57
SECTION 8.03.  COVENANT DEFEASANCE........................................ 58
SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE................. 58
SECTION 8.05.  DEPOSITED MONEY AND GOVERNMENT SECURITIES TO
               BE HELD IN TRUST; OTHER MISCELLANEOUS
               PROVISIONS................................................. 59
SECTION 8.06.  REPAYMENT TO COMPANY....................................... 60
SECTION 8.07.  REINSTATEMENT.............................................. 60

                                     ARTICLE 9
                         AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS OF NOTES........................ 60
SECTION 9.02.  WITH CONSENT OF HOLDERS OF NOTES........................... 61
SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT........................ 62
SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.......................... 62
SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES........................... 63
SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC............................ 63

                                   ARTICLE 10
                                  SUBORDINATION

SECTION 10.01. AGREEMENT TO SUBORDINATE................................... 63
SECTION 10.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY....................... 63
SECTION 10.03. DEFAULT ON DESIGNATED SENIOR DEBT.......................... 64
SECTION 10.04. ACCELERATION OF NOTES...................................... 64
SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER........................ 65
SECTION 10.06. NOTICE BY COMPANY.......................................... 65
SECTION 10.07. SUBROGATION................................................ 65
SECTION 10.08. RELATIVE RIGHTS............................................ 65
SECTION 10.09. SUBORDINATION MAY NOT BE IMPAIRED BY
               COMPANY.................................................... 66
SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE................... 66


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SECTION 10.11. RIGHTS OF TRUSTEE AND PAYING AGENT......................... 67
SECTION 10.12. AUTHORIZATION TO EFFECT SUBORDINATION...................... 67
SECTION 10.13. THIRD PARTY BENEFICIARY, ETC............................... 67


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                                   ARTICLE 11
                              SUBSIDIARY GUARANTEES

SECTION 11.01. SUBSIDIARY GUARANTEES...................................... 67
SECTION 11.02. EXECUTION AND DELIVERY OF SUBSIDIARY
               GUARANTEES................................................. 68
SECTION 11.03. GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN
               TERMS...................................................... 69
SECTION 11.04. RELEASES FOLLOWING SALE OF ASSETS.......................... 69
SECTION 11.05. LIMITATION ON GUARANTOR LIABILITY.......................... 70
SECTION 11.06. "TRUSTEE" TO INCLUDE PAYING AGENT.......................... 70
SECTION 11.07.  SUBORDINATION OF SUBSIDIARY GUARANTEE..................... 70

                                    ARTICLE 12
                                   MISCELLANEOUS

SECTION 12.01. TRUST INDENTURE ACT CONTROLS............................... 71
SECTION 12.02. NOTICES.................................................... 71
SECTION 12.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER
               HOLDERS OF NOTES........................................... 72
SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS
               PRECEDENT.................................................. 72
SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.............. 72
SECTION 12.06. RULES BY TRUSTEE AND AGENTS................................ 73
SECTION 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
               EMPLOYEES AND STOCKHOLDERS................................. 73
SECTION 12.08. GOVERNING LAW.............................................. 73
SECTION 12.09. NO ADVERSE INTERPRETATION OF OTHER
               AGREEMENTS................................................. 73
SECTION 12.10. SUCCESSORS................................................. 73
SECTION 12.11. SEVERABILITY............................................... 73
SECTION 12.12. COUNTERPART ORIGINALS...................................... 74
SECTION 12.13. TABLE OF CONTENTS; HEADINGS; ETC........................... 74


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                                    EXHIBITS

Exhibit A-1   FORM OF NOTE
Exhibit A-2   FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B-1   FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF
              TRANSFER FROM U.S. GLOBAL NOTE TO REGULATION S GLOBAL
              NOTE
Exhibit B-2   FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF
              TRANSFER FROM REGULATION S GLOBAL NOTE TO RULE 144A
              GLOBAL NOTE OR ACCREDITED INSTITUTIONAL INVESTOR GLOBAL
              NOTE
Exhibit       B-3 FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF
              TRANSFER FROM RULE 144A GLOBAL NOTE OR ACCREDITED
              INSTITUTIONAL INVESTOR GLOBAL NOTE TO ACCREDITED
              INSTITUTIONAL INVESTOR GLOBAL NOTE OR RULE 144A GLOBAL
              NOTE, RESPECTIVELY
Exhibit B-4   FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF
              TRANSFER OF DEFINITIVE NOTES
Exhibit       B-5 FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF
              TRANSFER FROM RULE 144A GLOBAL NOTE, OR ACCREDITED
              INSTITUTIONAL INVESTOR GLOBAL NOTE OR REGULATION S
              PERMANENT GLOBAL NOTE TO DEFINITIVE NOTE
Exhibit       B-6 FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF
              TRANSFER FROM DEFINITIVE NOTE TO RULE 144A GLOBAL NOTE, OR
              ACCREDITED INSTITUTIONAL INVESTOR GLOBAL NOTE OR
              REGULATION S PERMANENT GLOBAL NOTE
Exhibit C     SUBSIDIARY GUARANTEE

     INDENTURE dated as of November 6, 1996 among Outsourcing Solutions Inc., a Delaware corporation (the "Company"); CFC Services Corp., a Delaware corporation; A.M. Miller & Associates, Inc., a Minnesota corporation; The Continental Alliance, Inc., a Washington corporation; Alaska Financial Services, Inc., an Alaska corporation; Southwest Credit Services, Inc., an Arizona corporation; Account Portfolios, Inc., a Delaware corporation; Account Portfolios G.P., Inc. a Delaware corporation; Account Portfolios, L.P., a Georgia limited partnership; Perimeter Credit, L.P., a Georgia limited partnership; Gulf State Credit, L.P., a Georgia limited partnership; Payco American Corporation, a Wisconsin corporation; Payco American Corporation, a Wisconsin corporation; Payco-General American Credits, Inc., a Delaware corporation; National Account Systems, Inc., a Delaware corporation; University Accounting Service, a Wisconsin corporation; Asset Recovery & Management Corp., a Wisconsin corporation; Indiana Mutual Credit Association, Inc., an Indiana corporation; Furst and Furst, Inc., a Wisconsin corporation; Jennifer Loomis & Associates, Inc., an Arizona corporation; FM Services Corporation, an Arizona corporation; Qualink, Inc., a Wisconsin corporation; Professional Recoveries Inc., a Wisconsin corporation; Payco American International Corp, a Wisconsin corporation; and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee").

     The Company, the Guarantors (as defined in Section 1.01 hereof) and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11% Senior Subordinated Notes due 2006 (the "Subordinated Notes") and the 11% Senior Subordinated Exchange Notes due 2006 (the "Exchange Notes" and, together with the Subordinated Notes, the "Notes"):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.  DEFINITIONS.

     "Accredited Institutional Investor Global Note" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing a series of Notes sold to institutional accredited investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Advisory Services Agreement" means the Advisory Services Agreement, dated as of September 21, 1995, between the Company and MDC Management Company III, L.P, as amended from time to time.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that (i) beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control and (ii)(a) Goldman, Sachs & Co. and its Affiliates, including, without limitation, Goldman Sachs Credit Partners L.P., (b) Chase Securities Inc. and its Affiliates, including, without limitation, The Chase Manhattan Bank and Chase Equity Associates, L.P., and (c) Clipper Capital Associates, L.P. and its Affiliates, in each case, shall not be deemed to be Affiliates of the Company solely by virtue of clause (i) of this proviso.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Agent Members" means members of, or participants in, the Depositary.

     "Applicable Procedures" means applicable procedures of the Depositary, Euroclear or Cedel Bank, as the case may be.

     "Asset Sale" means:

          (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary to any Person other than the Company or any Restricted Subsidiary of the Company (each referred to in this definition as a "disposition") or

          (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary to any Person other than the Company or any Restricted Subsidiary of the Company (whether in a single transaction or a series of related transactions), in each case, other than:

          (a) a disposition of Cash Equivalents or goods held for sale in the ordinary course of business or obsolete equipment in the ordinary course of business of the Company or the applicable Restricted Subsidiary;

          (b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to and in accordance with the provisions of Section 5.01 hereof or any disposition that constitutes a Change of Control pursuant to this Indenture;

          (c) any disposition that is a Restricted Payment or Permitted Investment that is permitted under the provisions of Section 4.07 hereof; and

          (d) any disposition, or related series of dispositions, of assets with an aggregate Fair Market Value of less than $1.0 million.

     "Attributable Debt" means, in respect of a sale and leaseback transaction, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper rated A-1 or higher by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition.

     "Change of Control" means the occurrence of any of the following:

          (i) the sale, lease or transfer, in one or a series of related transactions (other than by merger or consolidation), of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principals or their Related Parties);

          (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (iii) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than the Principals and their Related Parties) of a direct or indirect interest in more than 35% of the voting power of the voting stock of the Company by way of merger or consolidation or otherwise; or

          (iv) a majority of the members of the Board of Directors of the Company cease to be Continuing Directors.

     "Company" has the meaning set forth in the preamble hereto.

     "Company Preferred Stock" means the $10.8 million in aggregate liquidation preference of the 8.0% Preferred Stock of the Company outstanding on the date hereof.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with all Asset Sales (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) any Consolidated Non-Cash Charges that were deducted in computing such Consolidated Net Income, less (v) the aggregate amount of contingent and "earnout" payments in respect of any Permitted Business acquired by the Company or any Restricted Subsidiary of the Company that are paid in cash during such period and less (vi) any non-cash items increasing Consolidated Net Income for such period.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date (provided that the Consolidated Net Worth of any Person shall exclude the effect of non-cash charges relating to the acceleration of stock options or similar securities of such Person or another Person with which such Person is merged or consolidated) plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock

(other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Consolidated Non-Cash Charges" means, with respect to any Person, for any period, the aggregate depreciation and amortization (including (a) amortization of goodwill, (b) amortization of Purchased Portfolios, (c) amortization of amounts reflected on the Company's combined consolidated balance sheet as of the date of this Indenture related to "in-process technology," (e) any incremental increase in amortization of account inventory resulting from write-ups of such inventory in connection with the purchase accounting treatment of an acquisition and (f) amortization of other intangibles and other non-cash charges (excluding any such intangible and non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period (other than any non-cash charge relating to the Payco Acquisition or the rationalization of operations in connection with the Payco Acquisition incurred within 12 months after the date of this Indenture) or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, in each case, determined on a consolidated basis in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof; provided, however, for the purpose of presentation of Notes for payment, transfer or exchange and maintenance of the registration books, such term shall mean the office at which the Trustee conducts its corporate agency business, or such other address as to which the Trustee may give notice to the Company.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A-1, that do not include the information called for by footnotes 1 and 2 thereof.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Designated Senior Debt" means (i) so long as the Senior Bank Debt is outstanding, the Senior Bank Debt and (ii) at any time thereafter, any other Senior Debt permitted under this Indenture the aggregate principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means the Company's 11% Senior Subordinated Exchange Notes due 2006 issuable in exchange for the Company's 11% Senior Subordinated Notes due 2006.

     "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to issue and exchange the Exchange Notes for the Subordinated Notes.

     "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the New Bank Credit Facility) in existence on the date of this Indenture, until such amounts are repaid.

     "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, in cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution delivered to the Trustee; provided, however, that, in the case of any determination of Fair Market Value for purposes of the covenant described under Section 4.07 hereof, if the aggregate Fair Market Value could be reasonably likely to exceed $5.0 million, the Fair Market Value shall be determined by an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged.

     "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of those deferred financing costs reflected on the Company's combined consolidated balance sheet as of the date of this Indenture) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted

Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of Preferred Stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above,
(i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated giving pro forma effect (excluding any pro forma increase in revenues but including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) to such acquisition and without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, calculated giving pro forma effect to such disposition, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

     "Global Notes" means, individually and collectively, the Regulation S Temporary Global Note, the Regulation S Permanent Global Note, the Accredited Institutional Investor Global Note and the Rule 144A Global Note.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means (i) each of CFC Services Corp., a Delaware corporation; A.M. Miller & Associates, Inc., a Minnesota corporation; The Continental Credit Alliance, Inc., a Washington corporation; Alaska Financial Services, Inc., an Alaska corporation; Southwest Credit Services, Inc., an Arizona corporation; Account Portfolios, Inc., a Delaware corporation; Account Portfolios G.P., Inc. a Delaware corporation; Account Portfolios, L.P., a Georgia limited partnership; Perimeter Credit, L.P., a Georgia limited partnership; Gulf State Credit, L.P., a Georgia limited partnership; Payco American Corporation, a Wisconsin corporation; Payco American Corporation, a Wisconsin corporation; Payco-General American Credits, Inc., a Delaware corporation; National Account Systems, Inc., a Delaware corporation; University Accounting Service, a Wisconsin corporation; Asset Recovery & Management Corp., a Wisconsin corporation; Indiana Mutual Credit Association, Inc., an Indiana corporation; Furst and Furst, Inc., a Wisconsin corporation; Jennifer Loomis & Associates, Inc., an Arizona corporation; FM Services Corporation, an Arizona corporation; Qualink, Inc., a Wisconsin corporation; Professional Recoveries Inc., a Wisconsin corporation; Payco American International Corp, a Wisconsin corporation; and (ii) each other direct or indirect Restricted Subsidiary of the Company that executes a Subsidiary Guarantee or supplemental indenture in accordance with the provisions of this Indenture, and their respective successors and assigns.

     "HBR Services Agreement" means the Master Services Agreement, dated as of October 1, 1992, by and between Account Portfolios, L.P. and HBR Capital, Ltd.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

     "Holder" means a holder of any of the Notes.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property (other than contingent or "earnout" payment obligations) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York, Wilmington, Delaware or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

     "Maturity" means, with respect to any Note, the date on which the principal of such Note becomes due and payable as provided in such Note or this Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Moody's" means Moody's Investor Service., Inc. and its successors.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Senior Bank Debt) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "New Bank Credit Facility" means that certain credit facility dated as of November 6, 1996, by and among the Company, Goldman Sachs Credit Partners L.P. and The Chase Manhattan Bank, as Co-Administrative Agents, Goldman Sachs Credit Partners L.P. and Chase Securities Inc., as Arranging Agents, and the financial institutions party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section
4.09 hereof) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering" means the offering of the Notes by the Company pursuant to the Offering Circular.

     "Offering Circular" means the Offering Circular, dated October 31, 1996, relating to the Notes.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officer's Certificate" means a certificate signed on behalf of the Company by the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in Section 12.05 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Pari Passu Indebtedness" means Indebtedness that ranks pari passu in right of payment to the Notes.

     "Payco Acquisition" means the acquisition by the Company of Payco American Corporation in a merger transaction.

     "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in cash and Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Company or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) any Restricted Investment made as a result of the receipt of consideration not constituting cash or Cash Equivalents from an Asset Sale that was made pursuant to and in compliance with the provisions set forth in Section
4.10 hereof; (e) any Investment existing on the date of this Indenture; (f) any Investment by Restricted Subsidiaries in other Restricted Subsidiaries and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries; (g) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (h) Hedging Obligations; (i) any acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common Equity Interests of the Company; (j) any acquisition by the Company or any of its Subsidiaries of Purchased Portfolios; (k) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business; (l) Investments the payment for which consists exclusively of Equity Interests (exclusive of Disqualified Stock) of the Company and (m) Investments in Unrestricted Subsidiaries or Persons other than Subsidiaries not to exceed $5.0 million, in the aggregate, at any time outstanding (measured as of the date made and without giving effect to subsequent changes in value).

     "Permitted Junior Securities" means equity securities of the Company or debt securities of the Company that are subordinated in right of payment to all Senior Debt and all securities issued in exchange for Senior Debt that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premium required to be paid in connection therewith and plus reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of

Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-- stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

     "Principal Business" means the accounts receivable management and outsourcing business and lines of businesses and services that are related to or complimentary to the foregoing.

     "Principals" means each of the general partners of MDC Management Company III, L.P., MDC Management Company IIIE, L.P. and MDC Management Company IIIA, L.P. and any Person controlled by one or more of such general partners.

     "Purchase Money Indebtedness" means Indebtedness the net proceeds of which are used for the purchase of property or assets acquired in the ordinary course of business by the Person incurring such Indebtedness.

     "Purchased Portfolios" means account receivable portfolios purchased by the Company or any of its Subsidiaries in the ordinary course of business.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

     "Regulation S Permanent Global Note" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing a series of Notes sold in reliance on Regulation S.

     "Regulation S Temporary Global Note" means a single temporary global note in the form of the Note attached hereto as Exhibit A-2 that is deposited with and registered in the name of the Depositary, representing a series of Notes sold in reliance on Regulation S.

     "Related Parties" means any Person controlled by the Principals, including any partnership of which the Principals or their Affiliates is the general partner.

     "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee assigned to perform the duties of Trustee hereunder and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not (i) an Unrestricted Subsidiary or (ii) a direct or indirect Subsidiary of an Unrestricted Subsidiary; provided, however, that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 144A Global Note" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing a series of Notes sold in reliance on Rule 144A.

     "S&P" means Standard & Poor's Rating Group, a division of McGraw Hill, Inc., a New York corporation and its successors.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller Paper" means Indebtedness of the Company or a Restricted Subsidiary of the Company that is outstanding on the date of this Indenture and that was issued in connection with an acquisition of a business or assets in respect of the balance deferred and unpaid of the purchase price of any property, the aggregate principal amount of which, as of the date of this Indenture, does not exceed $11.0 million.

     "Senior Bank Debt" means all Obligations under or in respect of the New Bank Credit Facility, together with any refunding, refinancing or replacement, in whole or part, of such Indebtedness.

     "Senior Debt" means (i) the Senior Bank Debt and (ii) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (1) any liability for federal, state, local or other taxes owed or owing by the Company, (2) any Indebtedness of the Company to any of its Restricted Subsidiaries or other Affiliates, (3) any trade payables,
(4) that portion of any Indebtedness that is incurred in violation of this Indenture, (5) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of the Title 11, United States Code, is without recourse to the Company, (6) Indebtedness evidenced by the Notes and (7) Capital Stock.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

     "Significant Subsidiary Guarantee" means the Subsidiary Guarantee of a Significant Subsidiary.

     "Subordinated Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries which is expressly by its terms subordinated in right of payment to any other Indebtedness.

     "Stated Maturity," when used with respect to any Note or any installment of interest thereof, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantees" means the Guarantees of the Notes by each of the Guarantors pursuant to this Indenture.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

     "Trustee" means the party named as such in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions and was permitted pursuant to and in accordance with the provisions set forth in Section
4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date pursuant to and in accordance with the provisions set forth in Section 4.09 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted to be incurred pursuant to and in accordance with the provisions set forth in Section 4.09 hereof and (ii) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" means, with respect to any Person, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.  OTHER DEFINITIONS.

                                                                     Defined in
     Term                                                             Section

     "Accredited Investor".........................................     2.01
     "Affiliate Transaction".......................................     4.11
     "Asset Sale Offer"............................................     4.10
     "Cedel Bank"..................................................     2.01
     "Change of Control Offer".....................................     4.15

     "Change of Control Payment"...................................     4.15
     "Change of Control Payment Date"..............................     4.15
     "Covenant Defeasance".........................................     8.03
     "Custodian"...................................................     6.01
     "DTC".........................................................     2.03
     "Euroclear"...................................................     2.01
     "Event of Default"............................................     6.01
     "Excess Proceeds".............................................     4.10
     "incur".......................................................     4.09
     "Legal Defeasance"............................................     8.02
     "Note Custodian"..............................................     2.03
     "Offer".......................................................     4.15
     "Offer Amount"................................................     3.09
     "Offer Period"................................................     3.09
     "Paying Agent"................................................     2.03
     "Payment Blockage Notice".....................................    10.03
     "Purchase Date"...............................................     3.09
     "QIB".........................................................     2.01
     "Registrar"...................................................     2.03
     "Restricted Payments".........................................     4.07
     "Shelf Registration Statement"................................     7.03
     "U.S. Global Notes"...........................................     2.01

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security Holder" means a Holder of a Note;

     "indenture to be qualified' means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee;

     "obligor" on the Notes and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3) "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular;

     (5) provisions apply to successive events and transactions; and

     (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2
                                    THE NOTES

SECTION 2.01.  FORM AND DATING.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of (i) in the case of the Notes other than a Regulation S Temporary Global Note, Exhibit A-1 attached hereto, and (ii) in the case of a Regulation S Temporary Global Note, Exhibit A-2 attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication. The Notes shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     (a) Global Notes. Notes offered and sold to (i) qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A and (ii) institutional accredited investors as defined in Rule 501 (a)(1), (2), (3) or
(7) under the Securities Act ("Accredited Investors") who are not QIBs, shall be issued initially in the form of Rule 144A Global Notes and Accredited Institutional Investor Global Notes (collectively, the "U.S. Global Notes"), respectively, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depositary at its New York office, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

     Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of the Euroclear System ("Euroclear") or Cedel Bank, S.A. ("Cedel Bank"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The "40-day restricted period" (as defined in Regulation S) shall be terminated upon the receipt by the Trustee of
(i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of nonUnited States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a U.S. Global Note, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officer's Certificate from the Company. Following the termination of the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note.

     The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian (as hereinafter defined), at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel Bank shall be applicable to interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by the Agent Members through Euroclear or Cedel Bank.

     Except as set forth in Section 2.06 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

     (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to U.S. Global Notes and the Regulation S Permanent Global Notes deposited with or on behalf of the Depositary.

     The Company shall execute and the Trustee shall, in accordance with this
Section 2.01(b), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and
(ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

     Agent Members shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

     (c) Definitive Notes. Notes issued in certificated form shall be substantially in the form of Exhibit A-1 attached hereto (but without including the text referred to in footnotes 1 and 2 thereto).

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

     One Officer shall sign the Notes for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Company signed by one Officer, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes, in the case of Notes other than a Regulation S Temporary Global Note, and the second paragraph of the Notes, in the case of a Regulation S Temporary Global Note. The Trustee shall, upon a written order of the Company, authenticate Exchange Notes for original issue up to the aggregate principal amount of Subordinated Notes exchanged in the Exchange Offer or otherwise exchanged for Subordinated Notes pursuant to the terms of the Registration Rights Agreement. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in
Section 2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of the Guarantors may act as Paying Agent or Registrar.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as custodian with respect to the Global Notes (the "Note Custodian").

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and premium, interest and Liquidated Damages, if any, on the Notes, and will notify the Trustee of any default by the Company or any Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Guarantor) shall have no further liability for the money delivered to the Trustee. If the Company or a Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or any Guarantor, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.  HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company and/or the Guarantors shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company and the Guarantors shall otherwise comply with TIA ss.312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

     (a) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the legend in subsection
(g) of this Section 2.06. Transfers of beneficial interests in the Global Notes to Persons required to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:

          (i) U. S. Global Note to Regulation S Global Note. If, at any time, an owner of a beneficial interest in a U.S. Global Note deposited with the Depositary (or the Trustee as custodian for the Depositary) wishes to transfer its interest in such U.S. Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this Section 2.06(a)(i). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the applicable U.S. Global Note (e.g., the Rule 144A Global Note or the Accredited Institutional Investor Global Note) to be exchanged,
               (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and the Euroclear or Cedel Bank account to be credited with such increase, and (3) a certificate in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable U.S. Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Regulation S Global

               Note by the principal amount at maturity of the beneficial interest in the U.S. Global Note to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount at maturity of the applicable U.S. Global Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the U.S. Global Note that is being exchanged or transferred.

          (ii) Regulation S Global Note to U. S. Global Note. If, at any time, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes to transfer its interest in such Regulation S Global Note to (1) a Person who is required or permitted to take delivery thereof in the form of an interest in a Rule 144A Global Note or (2) a Person who is required or permitted to take delivery thereof in the form of an interest in an Accredited Institutional Investor Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Note or an Accredited Institutional Investor Global Note, as applicable, as provided in this Section 2.06(a)(ii). Upon receipt by the Trustee of (1) instructions from Euroclear or Cedel Bank, if applicable, and the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note or the Accredited Institutional Investor Global Note, as applicable, equal to the beneficial interest in the Regulation S Global Note to be exchanged, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Regulation S Global Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144A under the Securities Act and any applicable blue sky or securities laws of any state of the United States or (C) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of such Regulation S Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Rule 144A Global Note or the Accredited Institutional Investor Global Note, as applicable, by the principal amount at maturity of the beneficial interest in the Regulation S Global Note to be exchanged, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Rule 144A Global Note or the Accredited Institutional Investor Global Note, as applicable, equal to the reduction in the aggregate principal amount at maturity of such Regulation S Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Note that is being transferred.

         (iii) Rule 144A Global Note to Accredited Institutional Investor
               Global Note; Accredited Institutional Investor Global Note to Rule 144A Global Note. If, at any time, an owner of a beneficial interest in a Rule 144A Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes to transfer its interest in such Rule 144A Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in an Accredited Institutional Investor Global Note or an owner of an Accredited Institutional Investor Global Note wishes to transfer its interest in such Accredited Institutional Investor Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Rule 144A Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Note or an Accredited Institutional Investor Global Note, as applicable, as provided in this Section 2.06(a)(iii). Upon receipt by the Trustee of (1) instructions from the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note or the Accredited Institutional Investor Global Note, as applicable, equal to the beneficial interest in the Rule 144A Global Note or Accredited Institutional Investor Global Note, as applicable, to be exchanged, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit B-3 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that (i) the Person transferring such interest in an Accredited Institutional Investor Global Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States and (ii) that the transfer complies with the requirements of Rule 144A under the Securities Act and any applicable blue sky or securities laws of any state of the United States or (B) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar, then the Trustee, as

               Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of such Rule 144A Global Note or Accredited Institutional Investor Global Note, as applicable, and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Rule 144A Global Note or the Accredited Institutional Investor Global Note, as applicable, by the principal amount at maturity of the beneficial interest in the Rule 144A Global Note or Accredited Institutional Investor Global Note, as applicable, to be exchanged, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Rule 144A Global Note or the Accredited Institutional Investor Global Note, as applicable, equal to the reduction in the aggregate principal amount at maturity of such Rule 144A Global Note or the Accredited Institutional Investor Global Note, as applicable, and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Rule 144A Global Note or the Accredited Institutional Investor Global Note, as applicable, that is being transferred.

     (b) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request:

     (x)  to register the transfer of the Definitive Notes; or

     (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange:

               (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his or her attorney, duly authorized in writing; and

               (ii) in the case of a Definitive Note that is a Transfer
                    Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                    (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Security is being transferred to the Company, a certification to that effect from such Holder (in substantially the form of Exhibit B-4 hereto);

                    (B) if such Transfer Restricted Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-4 hereto); or

                    (C) if such Transfer Restricted Security is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-4 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

     (c) Transfer of a Beneficial Interest in a Global Note for a Definitive
Note.

          (i) Any Person having a beneficial interest in a Global Note (other than a Regulation S Temporary Global Note) may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary (or Euroclear or Cedel Bank, if applicable) from the Depositary or its nominee on behalf of any Person having a beneficial interest in such Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

               (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B-5 hereto);

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-5 hereto); or

               (C) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-5 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

               the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of the applicable Global Note (e.g., the Rule 144A Global Note, the Accredited Institutional Investor Global Note or the Regulation S Permanent Global Note) to be reduced accordingly and, following such reduction, the Company and the Guarantors shall execute and, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

          (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note (other than a Regulation S Temporary Global Note), as applicable, pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Following any such issuance of Definitive Notes, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.

     (d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (e) Transfer and Exchange of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except, subject to the Applicable Procedures, upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

          (i) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B-6 hereto);

          (ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-6 hereto); or

         (iii) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-6 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, the Trustee shall cancel such Definitive Note in accordance with Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the applicable Global Note (e.g., the Rule 144A Global Note, the Accredited Institutional Investor Global Note or the Regulation S Permanent Global Note, as the case may be) to be increased accordingly. If none of the applicable Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate a new applicable Global Note in the appropriate principal amount.

     (f) Authentication of Definitive Notes in Absence of Depositary. If at any time:

          (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

          (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company and the Guarantors shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

     (g) Legends.

          (i) Except as permitted by the following paragraphs (ii) and (iii), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

               THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND (A) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) BY THE INITIAL INVESTOR (a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (d) TO THE COMPANY OR (e) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) BY SUBSEQUENT INVESTORS AS SET FORTH IN (1) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE NOTES.

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

               (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in
                    (i) above and rescind any restriction on the transfer of such Transfer Restricted Security upon receipt of a certification from the transferring holder substantially in the form of Exhibit B-4 hereto; and

               (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of
                    Section 2.06(a) and (b) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in
                    (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B-4 hereto).

         (iii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

               (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in
                    (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

               (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of
                    Section 2.06(a) and (b) hereof.

          (iv) Notwithstanding the foregoing, upon consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate the Exchange Notes in exchange for the

               Subordinated Notes accepted for exchange in the Exchange Offer, which Exchange Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Exchange Notes, in each case unless the Holder of such Subordinated Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Subordinated Notes or (C) a Person who is an affiliate (as defined in Rule
               144A) of the Company.

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

     (i) General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Company and the Guarantors shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10, 4.15 and
               9.05 hereof).

         (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company and the Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

          (v)  The Company shall not be required:

               (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

               (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

               (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, premium and Liquidated Damages, if any, on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

         (vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Section 2.02 hereof.

SECTION 2.07.  REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by one Officer of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and the Guarantors and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.  OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     If a Note is replaced pursuant to Section 2.07 hereof (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07 hereof.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company or a Restricted Subsidiary) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.  TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, by any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY NOTES.

     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by one Officer of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.  CANCELLATION.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST.

     If the Company or any Guarantor defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

SECTION 3.01.  NOTICES TO TRUSTEE.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officer's Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED.

     If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or such method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

     Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     The notice shall identify the Notes to be redeemed and shall state:

     (a) the redemption date;

     (b) the redemption price and the amount of accrued interest and Liquidated Damages, if any;

     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon surrender of the original Note;

     (d) the name and address of the Paying Agent;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless the Company defaults in making such redemption payment, interest and Liquidated Damages, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

     (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

     (i) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

     On or before 10:00 a.m. Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on and Liquidated Damages, if any, all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Liquidated Damages, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption whether or not such Notes are presented for payment. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest and Liquidated Damages, if any, shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest and Liquidated Damages, if any, not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section
4.01 hereof.

SECTION 3.06.  NOTES REDEEMED IN PART.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

     Except as described below, the Notes are not redeemable, in whole or in part, at the Company's option prior to November 1, 2001. From and after November 1, 2001, the Company may redeem all or any portion of the Notes at a redemption price (expressed as a percentage of the principal amount thereof), as set forth in the immediately succeeding paragraph, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date.

     The redemption price as a percentage of the principal amount shall be as follows, if the Notes are redeemed during the twelve-month period commencing on November 1 of each of the years indicated below, plus, in each case, accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date:

                                                                 Percentage of
          Year                                                 Principal Amount
          ----                                                 ----------------

          2001.................................................    105.500%
          2002.................................................    103.667%
          2003.................................................    101.833%
          2004 and thereafter .................................    100.000%

     Prior to November 1, 1999, the Company may, at its option, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes originally offered in the Offering at a redemption price equal to 111% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of a public or private sale of common stock of the Company; provided that at least 65% of the original aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption; and provided, further, that any such redemption shall occur within 60 days of the date of the closing of the corresponding sale of common stock of the Company.

     Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.  MANDATORY REDEMPTION.

     Except as set forth under Sections 4.10 and 4.15 hereof, the Company shall not be required to make mandatory or sinking fund redemption payments with respect to the Notes.

SECTION 3.09.  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

     In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes, it shall follow the procedures specified below.

     The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages, if any, shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

     (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

     (b) the Offer Amount, the purchase price, the amount of accrued and unpaid interest and Liquidated Damages, if any, as of the Purchase Date and the Purchase Date;

     (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest and Liquidated Damages, if any;

     (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest and Liquidated Damages, if any, after the Purchase Date;

     (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

     (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer the Note by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

     (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have such Note purchased;

     (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

     (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On the Purchase Date for any Asset Sale Offer, the Company shall (i) accept for payment the maximum principal amount of Notes tendered pursuant to such Asset Sale Offer than can be purchased out of Excess Proceeds from such Asset Sales, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes accepted for payment and any accrued and unpaid interest and Liquidated Damages, if any, on such Notes as of the Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer. If less than all Notes tendered pursuant to any Asset Sale Offer are accepted for payment by the Company for any reason, selection of the Notes to be purchased by the Trustee shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, by lot or by such method as the Trustee shall deem fair and appropriate; provided that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each Holder of Notes accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest and Liquidated Damages thereon, if any, and the Trustee shall promptly authenticate and mail to such Holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the Holder of such Note. On and after a Purchase Date, interest and Liquidated Damages, if any, shall cease to accrue on the Notes accepted for payment. The Company shall announce the results of the Offer to Holders of the Notes on or as soon as practicable after the Purchase Date.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.  PAYMENT OF NOTES.

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or any Guarantor, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the rate set forth in the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

     The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.  REPORTS.

     (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, commencing immediately after the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA ss. 314(a).

     (b) For so long as any Transfer Restricted Securities remain outstanding, the Company shall furnish to all Holders and prospective purchasers of the Notes designated by the Holders of Transfer Restricted Securities, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04.  COMPLIANCE CERTIFICATE.

     (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether each of the Company and the Guarantors has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge each of the Company and the Guarantors has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Liquidated Damages, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company or any Guarantor becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.  TAXES.

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

     The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  RESTRICTED PAYMENTS.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except at final maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company shall, at the time of such Restricted Payment and immediately after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in
     Section 4.09 hereof; and

          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date hereof (including Restricted Payments permitted by clauses
     (i), (v) and (vii) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date hereof to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date hereof of Equity Interests of the Company or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests, Disqualified Stock or convertible debt securities of the Company sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) 100% of the aggregate amounts contributed to the capital of the Company since the date hereof, plus (iv) to the extent that any Restricted Investment that was made after the date hereof was sold for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (v) without duplication, to the extent that any Unrestricted Subsidiary is designated by the Company as a Restricted Subsidiary, an amount equal to the lesser of (A) the net book value of the Company's Investment in such Unrestricted Subsidiary at the time of such designation and (B) the Fair Market Value of such Investment at the time of such designation, plus (vi) 50% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary of the Company (except to the extent that such dividends were already included in Consolidated Net Income) after the date hereof from an Unrestricted Subsidiary of the Company.

          The foregoing provisions shall not prohibit:

          (i) the payment of any dividend or redemption payment within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

          (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary or any Subordinated Indebtedness of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of this Section;

          (iii) the defeasance, redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (iv) the redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness; provided that the aggregate price paid for all such redemptions, repurchases, retirements or other acquisitions since the date hereof does not exceed the consideration received by the Company or any of its Restricted Subsidiaries from the incurrence of Subordinated Indebtedness since the date hereof; provided further, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from the immediately preceding clause (iii) and from clause (c)(ii) of this Section;

          (v) the repurchase, redemption, retirement or other acquisition for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any director, officer or employee of the Company or any of its Restricted Subsidiaries pursuant to any employment agreement, management equity subscription agreement or stock option agreement; provided further that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of $1.0 million in any twelve-month period;

          (vi) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

          (vii) the payment of any dividend on, or the redemption of, the Company Preferred Stock, in each case in accordance with the terms thereof as in effect on the date hereof; provided that the Fixed Charge Coverage Ratio for the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such payment, redemption, repurchase, retirement or other acquisition would have been at least 2.0 to 1.0 determined on a pro forma basis, as if such payment, redemption, repurchase, retirement or other acquisition, together with an other payments, redemptions, repurchases, retirements and other acquisitions permitted by this clause (vii) occurring during the preceding twelve-month period, had occurred at the beginning of the applicable four-quarter period;

          (viii) the redemption, repurchase, retirement or other acquisition of Seller Paper; and

          (ix) the making of other Restricted Payments not to exceed $10.00 million in the aggregate.

provided, further, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (iv), (v), (vii), (viii) or (ix) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and provided further that for purposes of determining the aggregate amount expended for Restricted Payments in accordance with clause (c) of this Section, only the amounts expended under clauses (i),
(v) and (vii) shall be included.

          As of the date hereof, all of the Company's Subsidiaries shall be Restricted Subsidiaries. The Company shall not permit any Unrestricted Subsidiary to become a Restricted

Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount equal to the Fair Market Value of such Investment at the time of such designation. Such designation shall only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.08.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
               RESTRICTED SUBSIDIARIES.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date hereof, (b) the New Bank Credit Facility as in effect as of the date hereof, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, in whole or in part, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive in any material respect with respect to such dividend and other payment restrictions than those contained in the New Bank Credit Facility as in effect on the date hereof, (c) this Indenture and the Notes, (d) applicable law, (e) Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive in any material respect than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.09.  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED
               STOCK.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred, at the beginning of such four-quarter period.

     The foregoing provisions shall not apply to:

          (a) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under the New Bank Credit Facility and Guarantees thereof by the Guarantors and the issuance of letters of credit thereunder (with letters of credit being deemed to have a principal amount equal to the maximum face amount thereunder) so long as, immediately after any such incurrence, the aggregate principal amount outstanding under the New Bank Credit Facility (together with any Permitted Refinancing Indebtedness incurred to refund, replace or refinance any Indebtedness incurred pursuant to the New Bank Credit Facility) does not exceed an amount equal to $200.0 million, less the aggregate amount of all principal repayments of term loans (other than repayments that are immediately reborrowed) and permanent commitment reductions with respect to revolving loans and letters of credit under the New Bank Credit Facility (or any such Permitted Refinancing Indebtedness) that have been made since the date hereof;

          (b) the incurrence by the Company or any of its Restricted Subsidiaries of any Existing Indebtedness;

          (c) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by the Notes and the Subsidiary Guarantees;

          (d) Guarantees by the Company or a Guarantor of Indebtedness incurred by the Company or a Restricted Subsidiary of the Company so long as the incurrence of such Indebtedness by the primary obligor thereon was permitted under the terms of this Indenture;

          (e) the incurrence by the Company or a Restricted Subsidiary of the Company of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (i) all such intercompany Indebtedness is expressly subordinate to the prior payment in full of all Obligations with respect to the Notes and the Subsidiary Guarantees and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such intercompany Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (B) any sale or transfer of any such intercompany Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that is not permitted by this clause (e);

          (f) the issuance by a Restricted Subsidiary of the Company of any shares of Preferred Stock to the Company or any of its Restricted Subsidiaries; provided, however, that (i) all such Preferred Stock is expressly subordinate to the prior payment in full of all Obligations with respect to the Notes and the Subsidiary Guarantees and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary and (B) any sale or transfer of any such shares of Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that is not permitted by this clause (f);

          (g) Hedging Obligations that are incurred (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding or (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges;

          (h) the incurrence of Acquired Debt of a Restricted Subsidiary in connection with the acquisition of such Subsidiary in an aggregate principal amount at any time outstanding (including any Permitted Refinancing Indebtedness incurred to refund, replace or refinance any Acquired Debt incurred pursuant to this clause (h)) not to exceed $25.0 million; provided that such Indebtedness is not incurred in contemplation of such acquisition; and provided further that the Company's Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such transaction would have been at least 2.0 to 1.0 determined on a pro forma basis, as if such transaction had occurred at the beginning of such four-quarter period and such Indebtedness or Disqualified Stock had been included for all purposes in such pro forma calculation;

          (i) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred;

          (j) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company;

          (k) Capital Lease Obligations and Purchase Money Indebtedness of the Company or any of its Restricted Subsidiaries (including any Permitted Refinancing Indebtedness incurred to refund, replace or refinance any Capital Lease Obligations or Purchase Money Indebtedness incurred pursuant to this clause (k)) not to exceed $5.0 million at any one time outstanding; and

          (l) additional indebtedness of the Company or any of its Restricted Subsidiaries (including any Permitted Refinancing Indebtedness incurred to refund, replace or refinance any Indebtedness incurred pursuant to this clause (l)) in an aggregate principal amount not to exceed $15.0 million at any one time outstanding (which Indebtedness may, but need not, be incurred under the New Bank Credit Facility).

SECTION 4.10.  ASSET SALES.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any notes or other Obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 270 days after the Company's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option, (i) to permanently reduce Obligations under the New Bank Credit Facility (and to correspondingly reduce commitments with respect thereto) or other Senior Debt or Pari Passu Indebtedness, (ii) to the acquisition of a controlling interest in any one or more businesses, to the making of a capital expenditure or the acquisition of Purchased Portfolios or other long-term assets, in each case, that is engaged in or that is used or useful in a Principal Business and/or
(iii) to an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents. Any Net Proceeds from the Asset Sale that are not invested as provided and within the time period set forth in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds."

     When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for the closing of such offer, in accordance with the procedures set forth herein. The Company shall commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that the aggregate amount of Excess Proceeds exceeds $10.0 million by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11.  TRANSACTIONS WITH AFFILIATES.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of the Notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The foregoing provisions shall not apply to the following: (i) transactions between or among the Company and/or any of its Restricted Subsidiaries; (ii) Restricted Payments or Permitted Investments permitted under Section 4.07 hereof; (iii) the payment of reasonable and customary fees and compensation to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company; (iv) the payment of fees in an aggregate amount not to exceed $750,000 in any twelve-month period pursuant to the Advisory Services Agreement; (v) any other transactions pursuant to the Advisory Services Agreement or transactions pursuant to the HBR Services Agreement, in each case, as in effect on the date hereof; and (vi) the payment of fees and expenses as set forth under the caption "Use of Proceeds" contained in the Offering Circular.

SECTION 4.12.  LIENS.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Pari Passu Indebtedness or Subordinated Indebtedness on any asset or property now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless the Notes are equally and ratably secured with the obligations so secured or until such time as such obligations are no longer secured by a Lien; provided, that in any case involving a Lien securing Subordinated Indebtedness, such Lien is subordinated to the Lien securing the Notes on a basis no less favorable than such Subordinated Indebtedness is subordinated to the Notes.

SECTION 4.13.  BUSINESS ACTIVITIES.

     The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Principal Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.14.  CORPORATE EXISTENCE.

     Subject to Article 5 hereof, each of the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, any such Guarantor or any such Subsidiary and (ii) the rights (charter and statutory), licenses and material franchises of the Company, the Guarantors and any of the Company's Restricted Subsidiaries; provided, however, that the Company and the Guarantors shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Guarantor, as applicable, and the Company's Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15.  OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

     (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase. Within 30 days following a Change of Control, the Company shall mail to each Holder of Notes at such Holder's registered address a notice stating: (i) that an offer (an "Offer") is being made pursuant to this Section 4.15 as a result of a Change of Control, the length of time the Offer shall remain open, and the maximum aggregate principal amount of Notes that will be accepted for payment pursuant to such Offer; (ii) the purchase price, the amount of accrued and unpaid interest and Liquidated Damages, if any, as of the purchase date, and the purchase date (which will be no earlier than 30 days or later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); (iii) the circumstances and material facts regarding such Change of Control to the extent known to the Company (including, but not limited to, information with respect to pro forma and historical financial information after giving effect to such Change of Control and information regarding the Person or Persons acquiring control); (iv) that any Note not tendered will continue to accrue interest and Liquidated Damages, if any; (v) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Offer shall cease to accrue interest and Liquidated Damages, if any, after the Change of Control Payment Date; (vii) that Holders electing to have any Notes purchased pursuant to an Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(viii) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (ix) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other


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

securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control.

     (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. Any amounts remaining after the purchase of Notes pursuant to the Change of Control Offer shall be returned by the Paying Agent to the Company.

     (c) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16.  ANTI-LAYERING.

     The Company shall not directly or indirectly incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes, and no Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to its Senior Debt and senior in any respect in right of payment to the Subsidiary Guarantees.

SECTION 4.17.  SALE AND LEASEBACK TRANSACTIONS.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value (as determined in good faith by the Board of Directors and set forth in an Officer's Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

SECTION 4.18.  ADDITIONAL SUBSIDIARY GUARANTEES.


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

     If (i) the Company acquires or creates any additional Subsidiary that is a domestic Restricted Subsidiary or (ii) any Restricted Subsidiary of the Company that is not a Guarantor guarantees any Indebtedness of the Company other than the Notes, the Company shall cause such Restricted Subsidiary to (A) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes on the terms set forth in such supplemental indenture and (B) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary.

SECTION 4.19 LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED RESTRICTED SUBSIDIARIES

     The Company (i) shall not, and shall not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the cash Net Cash Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof and (ii) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

     The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately prior to the transaction and
(B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable


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

four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in
Section 4.09 hereof. Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into which or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest and Liquidated Damages, if any, on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of
Section 5.01 hereof.


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

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

     Each of the following constitutes an "Event of Default":

          (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Notes (whether or not prohibited by Article 10 hereof);

          (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 hereof);

          (iii) failure by the Company for 30 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with the provisions described under Sections 4.07, 4.09, 4.15 or Article 5 hereof;

          (iv) failure by the Company for 60 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with any of its other agreements in this Indenture or the Notes;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $10.0 million or more;

          (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (vii) except as permitted by this Indenture, any Significant Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except by its terms) or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Significant Subsidiary Guarantee;

          (viii) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law;

               (a) commences a voluntary case,

               (b) consents to the entry of an order for relief against it in an involuntary case,


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

               (c) consents to the appointment of a custodian of it or for all or substantially all of its property,

               (d) makes a general assignment for the benefit of its creditors, or

               (e) generally is not paying its debts as they become due; or

          (ix) a court of competent jurisdiction enters an order or decree in an involuntary case or proceeding under any Bankruptcy Law that:

               (a) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

               (b) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as whole, would constitute a Significant Subsidiary or for all or substantially all of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

               (c) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

     and the order or decree remains unstayed and in effect for 60 consecutive days; or
         (x) failure by the Company to file Articles of Merger in the State of Wisconsin and a Certificate of Merger in the State of Delaware in connection with the Payco Acquistion by 5:00 p.m. Eastern Time on the Business Day immediately following the date of this Indenture.

     The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     An Event of Default shall not be deemed to have occurred under clause (iv) of this Section 6.01 until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

     In the case of any Event of Default pursuant to the provisions of this
Section 6.01 occurring by reason of any action (or inaction) willfully taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to November 1, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to November 1, 2001, then the premium payable for purposes of this paragraph for each of the years beginning on November 1 of the years set forth below shall be as set forth in the following table expressed as a percentage of the amount that would otherwise be due but for the provisions of this sentence, plus accrued interest and Liquidated Damages, if any, to the date of payment:


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

          Year                                                      Percentage

          1996.....................................................  114.665%
          1997.....................................................  112.832%
          1998.....................................................  110.999%
          1999.....................................................  109.166%
          2000...................................................... 107.333%

SECTION 6.02.  ACCELERATION.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, however, that so long as the New Bank Credit Facility shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default under clauses (viii) or (ix) of Section 6.01 hereof with respect to the Company), any such acceleration shall not be effective until the earlier to occur of (x) five days following the delivery of a notice of such acceleration to the agent or other representative of the lenders under the New Bank Credit Facility and (y) acceleration of any Indebtedness under the New Bank Credit Facility. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in clauses
(viii) and (ix) of Section 6.01 hereof, with respect to the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall ipso facto become due and payable without further action or notice on the part of the Trustee or any Holder.

     At any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in aggregate principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, interest or Liquidated Damages, if any, that have become due solely because of the acceleration, (iii) if, to the extent the payment of such interest is lawful, interest on overdue installments of interest and Liquidated Damages, if any, and overdue principal at a rate equal to 1% per annum in excess of the rate borne by the Notes, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) if, in the event of the cure or waiver of an Event of Default of the type described in clauses (viii) or (ix) of Section 6.01 hereof, the Trustee shall have received an Officer's Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.  OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture, except, subject to the second paragraph of Section 6.02 hereof, a continuing Default or Event of Default in the payment of interest or Liquidated Damages, if any, on, or the principal of, the Notes (including in connection with an offer to purchase) or a Default or Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.  LIMITATION ON SUITS.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

               (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

               (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

               (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.


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

SECTION 6.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and premium, interest and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and Liquidated Damages, if any, in each case at the rate per annum borne by the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any of the Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  PRIORITIES.

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:


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

     First: to the Trustee, its agents and attorneys for any amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, interest and Liquidated Damages, if any, respectively; and

     Third: to the Company, the Guarantors or to such party as a court of competent jurisdiction shall direct.

     The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.  UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the duties, rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default actually known to the Trustee:

          (i) the Trustee shall not be liable hereunder except for such duties of the Trustee which shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the


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

               certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee shall not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i)  this paragraph does not limit the effect of paragraph (b) of this
               Section 7.01;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section 7.01.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability whatsoever in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder. The Trustee shall be under no obligation to exercise any of its duties under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security or indemnity satisfactory to it in its reasonable judgment against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  RIGHTS OF TRUSTEE.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and other experts and the written advice of such counsel or expert or any Opinion of Counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) chosen in good faith.


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

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or Guarantor, as applicable.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it in its reasonable judgment against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in accordance with the requirements of the TIA, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (in the event such conflict arises after consummation of the Exchange Offer, or if a Shelf Registration Statement (as defined in the Registration Rights Agreement) has been filed, after such Shelf Registration Statement has been declared effective by the SEC) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

     The Trustee in its capacity as Registrar hereunder, shall not be charged with knowledge of the Applicable Procedures and may conclusively rely that instructions and certificates presented to it are in accordance with such Applicable Procedures in effecting transfers pursuant to Section 2.06 hereof.

SECTION 7.05.  NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes (with a copy to the Representative under the New Bank Credit Facility) a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.


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

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

     Within 60 days after each November 1 beginning with the November 1 following the date hereof, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and, if such report is prepared after the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective by the SEC, filed with the SEC and each stock exchange, if any, on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

     The Company and the Guarantors shall pay to the Trustee upon demand from time to time compensation for its acceptance of this Indenture and services hereunder which shall be agreed to by the Company and the Trustee in a separate fee agreement. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, except any disbursements, expenses and advances as may be attributable to the Trustee's negligence or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company and the Guarantors shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company and the Guarantors shall not relieve the Company or the Guarantors of their obligations hereunder. The Company and the Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

     The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure the Company's and the Guarantors' payment obligations in this
Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the


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

Trustee, except that held in trust to pay principal of and interest and Liquidated Damages, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (viii) or (ix) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     As to notice of liens or charges, the Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company (with a copy to the agent under the New Bank Credit Facility). The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing (with a copy to the agent under the New Bank Credit Facility). The Company may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a custodian or public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company (with a copy to the agent under the New Bank Credit Facility).


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

Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes (with a copy to the agent under the New Bank Credit Facility). The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall, if such resulting surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has or has a corporate parent that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
               DEFEASANCE.

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to


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

all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07,
2.10 and 2.12 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this
Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.  COVENANT DEFEASANCE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.19, 5.01 and 11.01
hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company, its Subsidiaries and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01 (iii) through 6.01
(vii) hereof shall not constitute Events of Default.

SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes:

     (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on


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

the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

     (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.01 (viii) or 6.01 (ix) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the New Bank Credit Facility or, any other material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

     (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (g) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

     (h) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.  REPAYMENT TO COMPANY.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for one year after such principal and premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company or Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the written request and expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.  REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company or the Guarantors under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case may be; provided, however, that, if either the Company or any Guarantor makes any payment of principal of and premium or Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the


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Company or any Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS OF NOTES.

     Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

     (a) to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (c) to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Notes in the case of a merger or consolidation pursuant to Article 5 or Article 11 hereof, as applicable;

     (d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

     (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

     Upon the request of the Company accompanied by a resolution of its Board of Directors of the Company and each of the Guarantors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and each of the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.  WITH CONSENT OF HOLDERS OF NOTES.

     Except as provided below in this Section 9.02, this Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.02, 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of principal of, premium or Liquidated Damages, if any, or interest on the Notes) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).


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     In addition, any amendment to the provisions of Article 10 hereof will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of the Holders of the Notes.

     Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and each of the Guarantors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee shall join with the Company and each of the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.02, 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

     (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);

     (iii) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, on any Note;

     (iv) waive a Default or Event of Default in the payment of principal of or premium or Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

     (v) make any Note payable in money other than that stated in the Notes;

     (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, interest or Liquidated Damages, if any, on the Notes;


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     (vii) waive a redemption payment with respect to any Note (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof); or

     (viii) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to his/her Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the second sentence of the preceding paragraph, those Holders of Notes who were Holders on such record date (or their duly designated proxies), and only those Holders, shall be entitled to revoke any consent previously given, whether or not such Holder of Notes continues to be a Holder of Notes after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes, unless it makes a change described in clauses (i) though
(viii) of Section 9.02 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of Notes who has consented to it; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest and Liquidated Damages, if any, on the Notes, on or after the respective due dates expressed in such Notes, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder of Notes.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. If an amendment, supplement or waiver changes the terms of the Notes, the Company may require the Holders of the Notes to deliver the Notes to the Trustee. The Company may place an appropriate notation on the Notes and return them to the Holders. Alternatively, the Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.


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SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. The Company and the Guarantors may not sign an amendment or supplemental Indenture until their respective Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                                  SUBORDINATION

SECTION 10.01. AGREEMENT TO SUBORDINATE.

     Each of the Company and the Guarantors agrees, and each Holder of Notes by accepting a Note agrees, that the payment of principal of, interest, premium and Liquidated Damages, if any, on and all other Obligations in respect of, the Notes (including, without limitation, by redemption or purchase of any Notes as provided by Sections 3.07, 4.10 and 4.15 hereof) will be subordinated in right of payment, to the extent and in the manner as set forth in this Article 10 and
Article 11, to the prior payment in full in cash or Cash Equivalents of all Senior Debt, whether outstanding on the date hereof or hereafter incurred.

SECTION 10.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

     Upon any distribution to creditors of the Company or any Guarantor in a liquidation or dissolution of the Company or such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or such Guarantor or their respective property, an assignment for the benefit of creditors or any marshaling of the Company's or such Guarantor's assets and liabilities:

     (1) the holders of Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the documents relating to the applicable Senior Debt, whether or not the claim for such interest is allowed as a claim in such proceeding) before the Holders of Notes shall be entitled to receive any payment on account of any Obligations with respect to the Notes (except that all Holders of Notes may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Article 8 hereof); and

     (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full in cash or Cash Equivalents, any distribution to which Holders of Notes would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders of Notes may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Article 8 hereof), as their interests may appear.

SECTION 10.03. DEFAULT ON DESIGNATED SENIOR DEBT.


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     The Company and the Guarantors may not make any payment or distribution to the Trustee or any Holder of Notes on account of any Obligations in respect of the Notes and may not acquire from the Trustee or any Holder of Notes any Notes for cash or property (other than (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Article 8 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full in cash or Cash Equivalents if:

     (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period (including any default in payment upon the maturity of any Designated Senior Debt by lapse of time, acceleration or otherwise) in the agreement, indenture or other document governing such Designated Senior Debt, or any judicial proceeding is pending to determine whether any such default has occurred; or

     (ii) any other default occurs and is continuing with respect to Designated Senior Debt that then permits, or would permit, with the passage of time or the giving of notice or both, holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.11 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days have elapsed since the first day of effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

     The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

     (1) in the case of a payment default referred to in clause (i) above, upon the date on which the default is cured or waived or otherwise ceases to exist, unless another default, event of default or other event that would prohibit such payment shall have occurred and be continuing, or all Obligations in respect of such Designated Senior Debt shall have been paid in full in cash or Cash Equivalents; or

     (2) in the case of a nonpayment default referred to in clause (ii) above, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the applicable Payment Blockage Notice is received by the Trustee.

SECTION 10.04. ACCELERATION OF NOTES.

     If payment of the Notes is accelerated because of an Event of Default, the Trustee shall promptly notify the Representative for the Senior Debt of the acceleration.

SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER.

     In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when such payment is prohibited under the terms of this Indenture, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to the holders of Senior Debt as their interests may appear or their


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Representative under the indenture or other agreement (if any) pursuant to which
Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in cash or Cash Equivalents in accordance with their terms, after giving effect to any payment or distribution to or for the holders of Senior Debt made concurrently with such payment received by the Trustee or such Holder. Any distribution to the holders of Senior Debt or their Representatives of assets other than cash may be held by such holders or such Representatives as additional collateral without any duty to the Holder of Notes to liquidate or otherwise realize on such assets or to apply such assets to any Senior Debt or other Obligations relating thereto.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of Notes or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.


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

SECTION 10.06. NOTICE BY COMPANY.

     The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

SECTION 10.07. SUBROGATION.

     After all Senior Debt is paid in full in cash or Cash Equivalents and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

SECTION 10.08. RELATIVE RIGHTS.

     This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

     (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest and Liquidated Damages, if any, on the Notes in accordance with their terms;

     (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

     (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Debt to receive distributions and payments otherwise payable to or received by Holders.

     If the Company fails because of this Article 10 to pay principal of or interest or Liquidated damages, if any, on a Note on the due date, the failure is nevertheless a Default or Event of Default.

SECTION 10.09. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

     No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture regardless of any knowledge thereof that any such Holder of Notes or holder of Senior Debt, as the case may be, may have or be otherwise charged with. The holders of Senior Debt may extend, renew, restate, supplement, modify or amend the terms of the Senior Debt or any Obligations with respect thereto or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company and its Subsidiaries and Affiliates all without incurring responsibility to any Holder or the Trustee, without impairing or releasing the obligations of any Holder or the Trustee to the holders of Senior Debt, and without affecting the liabilities and obligations of the parties to this Indenture or the Holders.


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

     Each Holder of the Notes by its acceptance thereof: (a) acknowledges and agrees that the holders of any Senior Debt or their Representative, in its or their discretion, and without affecting any rights of any holder of Senior Debt under this Article 10, may foreclose any mortgage or deed of trust covering interest in real property securing such Senior Debt or any guarantee thereof by judicial or nonjudicial sale, even though such action may release the Company or any guarantor of such Senior Debt from further liability under such Senior Debt or any guarantee thereof or may otherwise limit the remedies available to the holders thereof; and (b) hereby waives any defense that such Holder may otherwise have to the enforcement by any holder of any Senior Debt or any Representative of such holder against such Holder of this Article 10 after or as a result of any action, including any such defense based on any loss or impairment of rights of subrogation.

     If at any time any payment of Obligations with respect to any Senior Debt is rescinded or must otherwise be returned upon the insolvency, bankruptcy, reorganization or liquidation of the Company or any Guarantor or otherwise, the provisions of this Article 10 shall continue to be effective or reinstated, as the case may be, to the same extent as though such payments had not been made.

SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11. RIGHTS OF TRUSTEE AND PAYING AGENT.

     Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, or the taking of any action by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Company or a Representative or a holder of Senior Debt that has no Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof. Nothing in this Section 10.11 is intended to or shall relieve any Holder from the obligations imposed under Section 10.05 hereof with respect to monies or other distributions received in violation of the provisions hereof.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.


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SECTION 10.12. AUTHORIZATION TO EFFECT SUBORDINATION.

     Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes, including, in the event of any insolvency, bankruptcy or receivership case or proceeding or any dissolution, winding-up, liquidation, reorganization or other similar proceedings relative to the Company (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of the Notes of such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the holders of Senior Debt and any Representative are hereby authorized, and shall have the right (without any duty), to demand, sue for, collect, and receive the payments and distributions in respect of the Notes which are required to be paid or delivered to the holders of the Senior Debt as provided in this Article 10, and to file and prove all claims therefor.

     The Company, the Trustee and each Holder by their acceptance of the Notes, acknowledge that damages would be inadequate to compensate the holders of Senior Debt for any breach or default by the Company, the Trustee or any such Holder of its obligations under this Article 10, and, therefore, agree that the holders of Senior Debt and their Representatives shall be entitled to equitable relief, including injunctive relief and specific performance, in the enforcement thereof.

SECTION 10.13. THIRD PARTY BENEFICIARY, ETC.

     The foregoing provisions regarding subordination are solely for the purpose of defining the relative rights of the holders of Senior Debt on the one hand and the Holders of Notes on the other hand. Such provisions are for the benefit of the holders of Senior Debt (and their successors and assigns) and shall be enforceable by them directly against the Holders (and their successors and assigns). This Article 10 shall constitute a continuing offer to all Persons who become holders of, or who continue to hold, Senior Debt (whether such Senior Debt was created or acquired before or after the issuance of the Notes).

                                   ARTICLE 11
                              SUBSIDIARY GUARANTEES

SECTION 11.01. SUBSIDIARY GUARANTEES.

     Each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that: (a) the principal of and interest and premium and Liquidated Damages, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption, repurchase or otherwise, and interest on the overdue principal of and interest and Liquidated Damages, if any, on the Notes, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations,


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

the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, redemption, repurchase or otherwise, subject, however, to the limitations set forth in Section 11.05 hereof. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, and action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture. If any Holder of Notes or the Trustee is required by any court or otherwise to return to the Company or Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by the Company or any Guarantor either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

SECTION 11.02. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.

     To evidence its Subsidiary Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit C (executed by the manual or facsimile signature of one of its Officers) shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

     Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in
Section 11.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

     If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.


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

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 11.03. GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

          (a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor, as an entirety or substantially as an entirety, to the Company.

          (b) Except as provided in Section 11.03(a) hereof or in a transaction referred to in Section 11.04 hereof, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another corporation, Person or entity unless: (i) subject to the provisions of Section 11.04 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) shall assume all the Obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness (other than Permitted Refinancing Indebtedness) pursuant to the Fixed Charge Coverage Ratio Test set forth in
Section 4.09 hereof. Subject to Section 11.04 hereof, in case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

SECTION 11.04. RELEASES FOLLOWING SALE OF ASSETS.

     Concurrently with any sale of assets of any Guarantor (including, if applicable, all of the Capital Stock of any Guarantor), any Liens in favor of the Trustee in the assets sold thereby shall be released; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof. In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor in accordance with the provisions of this Indenture) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor), shall be released and relieved of its Obligations under its Subsidiary Guarantee and Section 11.03 hereof; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its Obligations under its Subsidiary Guarantee. Any Guarantor not released from its Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest and Liquidated Damages, if any, on the Notes and for the other Obligations of any Guarantor under this Indenture as provided in this Article 11. The release of any Guarantor pursuant to this Section 11.04 shall be effective whether or not such release shall be noted on any Note then outstanding or thereafter authenticated and delivered.

SECTION 11.05. LIMITATION ON GUARANTOR LIABILITY.

     For purposes hereof, each Guarantor's liability shall be that amount from time to time equal to the aggregate liability of such Guarantor thereunder, but shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and this Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Subsidiary Guarantee was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

SECTION 11.06. "TRUSTEE" TO INCLUDE PAYING AGENT.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.

SECTION 11.07. SUBORDINATION OF SUBSIDIARY GUARANTEE.

     The obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article 11 shall be junior and subordinated to the Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt. For the purposes of the foregoing sentence, the Trustee and the Holders of Notes shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof.

     Each Holder of a Note by its acceptance thereof (a) agrees to and shall be bound by the provisions of this Section 11.07, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes.

                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.01. TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

SECTION 12.02. NOTICES.

     Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company or any Guarantor:

     Outsourcing Solutions Inc.
     300 Galleria Parkway
     Suite 690
     Atlanta, Georgia 30339
     Telecopier No.:(770) 988-2910
     Attention: Chief Financial Officer

     With a copy to:

     White & Case
     1155 Avenue of the Americas
     New York, New York 10036
     Telecopier No.:  (212) 354-8113
     Attention: Frank L. Schiff, Esq.

     If to the Trustee:

     Wilmington Trust Company
     Rodney Square North
     1100 North Market Street
     Wilmington, Delaware 19890
     Telecopier No.: (302) 651-1576
     Attention: Corporate Trust Administration

     Notice by the Trustee to the agent under the New Bank Credit Facility provided for herein shall be delivered or mailed to Goldman Sachs Credit Partners L.P., c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 and to The Chase Manhattan Bank, N.A., 270 Park Avenue, New York, New York 10017 and to any other person who hereafter becomes an agent under the New Bank Credit Facility, provided the Trustee has been notified by the Company or the agent of the names and mailing addressees of such persons.

     The Company, any Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if sent by registered or certified mail; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF
               NOTES.

     Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee, at the request of the Trustee:

     (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4) and the Officer's Certificate required by Section
4.08 hereof) shall comply with the provisions of TIA ss. 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer's Certificate or certificates of public officials.

SECTION 12.06. RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS.

     No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.08. GOVERNING LAW.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

SECTION 12.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. SUCCESSORS.

     All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11. SEVERABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12. COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13. TABLE OF CONTENTS; HEADINGS; ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page.]

                                   SIGNATURES


Dated as of November 6, 1996           OUTSOURCING SOLUTIONS INC.



                                       By: /s/ Tyler T. Zachem
                                           -------------------------------------
                                           Name:  Tyler T. Zachem
                                           Title: Vice President


                                       CFC SERVICES CORP.



                                       By: /s/ Tyler T. Zachem
                                           -------------------------------------
                                           Name:  Tyler T. Zachem
                                           Title: Vice President


                                       A.M. MILLER & ASSOCIATES, INC.



                                       By: /s/ Tyler T. Zachem
                                           -------------------------------------
                                           Name:  Tyler T. Zachem
                                           Title: Assistant Secretary


                                       THE CONTINENTAL ALLIANCE, INC.



                                       By: /s/ Tyler T. Zachem
                                           -------------------------------------
                                           Name:  Tyler T. Zachem
                                           Title: Vice President


                                       ALASKA FINANCIAL SERVICES, INC.



                                       By: /s/ Tyler T. Zachem
                                           -------------------------------------
                                           Name:  Tyler T. Zachem
                                           Title: Vice President

                                       SOUTHWEST CREDIT SERVICES, INC.



                                       By: /s/ Tyler T. Zachem
                                           -------------------------------------
                                           Name:  Tyler T. Zachem
                                           Title: Vice President


                                       ACCOUNT PORTFOLIOS, INC.



                                       By: /s/ Tyler T. Zachem
                                           -------------------------------------
                                           Name:  Tyler T. Zachem
                                           Title: Assistant Secretary


                                       ACCOUNT PORTFOLIOS G.P., INC.



                                       By: /s/ Tyler T. Zachem
                                           -------------------------------------
                                           Name:  Tyler T. Zachem
                                           Title: Assistant Secretary


                                       ACCOUNT PORTFOLIOS, L.P.



                                       By: /s/ Tyler T. Zachem
                                           -------------------------------------
                                           Name:  Tyler T. Zachem
                                           Title: Assistant Secretary


                                       PERIMETER CREDIT, L.P.



                                       By: /s/ Tyler T. Zachem
                                           -------------------------------------
                                           Name:  Tyler T. Zachem
                                           Title: Assistant Secretary

                                       GULF STATE CREDIT, L.P.



                                       By: /s/ Tyler T. Zachem
                                           -------------------------------------
                                           Name:  Tyler T. Zachem
                                           Title: Assistant Secretary


                                       PAYCO AMERICAN CORPORATION



                                       By: /s/ Tyler T. Zachem
                                           -------------------------------------
                                           Name:  Tyler T. Zachem
                                           Title: Assistant Secretary


                                       PAYCO-GENERAL AMERICAN CREDITS, INC.



                                       By: /s/ Tyler T. Zachem
                                           -------------------------------------
                                           Name:  Tyler T. Zachem
                                           Title: Assistant Secretary


                                       NATIONAL ACCOUNT SYSTEMS, INC.



                                       By: /s/ Tyler T. Zachem
                                           -------------------------------------
                                           Name:  Tyler T. Zachem
                                           Title: Assistant Secretary


                                       UNIVERSITY ACCOUNTING SERVICE, INC.



                                       By: /s/ Tyler T. Zachem
                                           -------------------------------------
                                           Name:  Tyler T. Zachem
                                           Title: Assistant Secretary

                                       ASSET RECOVERY & MANAGEMENT CORP.



                                       By: /s/ Tyler T. Zachem
                                           -------------------------------------
                                           Name:  Tyler T. Zachem
                                           Title: Assistant Secretary


                                       INDIANA MUTUAL CREDIT ASSOCIATION, INC.



                                       By: /s/ Tyler T. Zachem
                                           -------------------------------------
                                           Name:  Tyler T. Zachem
                                           Title: Assistant Secretary


                                       FURST AND FURST, INC.



                                       By: /s/ Tyler T. Zachem
                                           -------------------------------------
                                           Name:  Tyler T. Zachem
                                           Title: Assistant Secretary


                                       JENNIFER LOOMIS & ASSOCIATES, INC.



                                       By: /s/ Tyler T. Zachem
                                           -------------------------------------
                                           Name:  Tyler T. Zachem
                                           Title: Assistant Secretary


                                       FM SERVICES CORPORATION



                                       By: /s/ Tyler T. Zachem
                                           -------------------------------------
                                           Name:  Tyler T. Zachem
                                           Title: Assistant Secretary

                                       QUALINK, INC.



                                       By: /s/ Tyler T. Zachem
                                           -------------------------------------
                                           Name:  Tyler T. Zachem
                                           Title: Assistant Secretary


                                       PROFESSIONAL RECOVERIES INC.



                                       By: /s/ Tyler T. Zachem
                                           -------------------------------------
                                           Name:  Tyler T. Zachem
                                           Title: Assistant Secretary


                                       PAYCO AMERICAN INTERNATIONAL CORP.



                                       By: /s/ Tyler T. Zachem
                                           -------------------------------------
                                           Name:  Tyler T. Zachem
                                           Title: Assistant Secretary



WILMINGTON TRUST CO.



By: /s/ Donald G. MacKelcan
    -------------------------------------
    Name:  Donald G. MacKelcan
    Title: Assistant Vice President

================================================================================

                                   EXHIBIT A-1
                                 (Face of Note)
                     11% Senior Subordinated Notes due 2006

No.                                                                $____________

                           OUTSOURCING SOLUTIONS INC.

promises to pay to _________________________________________________________ or
registered assigns, the principal sum of _______________ Dollars on November 1, 2006.

                  Interest Payment Dates: May 1 and November 1
                      Record Dates: April 15 and October 15

                                                 Dated: November 6, 1996

                                                 OUTSOURCING SOLUTIONS INC.

                                                 By_____________________________
                                                   Name:
                                                   Title:

This is one of the
Notes referred to in the
within-mentioned indenture:


Dated:  November 6, 1996

WILMINGTON TRUST COMPANY
as Trustee

By:___________________________


                                      A-1-1

                                 (Back of Note)

                     11% Senior Subordinated Notes due 2006

          [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC") to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

          THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND
          (A) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
          (1) BY THE INITIAL INVESTOR (a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (d) TO THE COMPANY OR (e) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) BY SUBSEQUENT INVESTORS AS SET FORTH IN (1) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE NOTES.

----------
(1) This paragraph should be included only if the Note is issued in global form.


                                      A-1-3

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.


                                      A-1-4

          1. INTEREST. Outsourcing Solutions Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 11% per annum from November 6, 1996 until November 1, 2006 and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 1, 1997. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to 1% plus the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. METHOD OF PAYMENT. The Company shall make payments in respect of the Notes represented by the Global Notes (including principal, premium, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note custodian. With respect to Notes issued in definitive form, the Company shall make all payments of principal, premium, interest and Liquidated Damages, if any, by mailing a check to each such Holder's registered address, provided that all payments with respect to Notes having an aggregate principal amount of $100,000 or more, the Holders of which have given wire transfer instructions to the Company at least ten business days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Except for trades involving only Euroclear or CEDEL participants, the Notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in the Definitive Notes also will be settled in immediately available funds.

          3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of the Guarantors may act in any such capacity.

          4. INDENTURE. The Company issued the Notes under an Indenture dated as of November 6, 1996 ("Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are obligations of the Company limited to $100,000,000 in aggregate principal amount.


                                      A-1-5

          5. OPTIONAL REDEMPTION.

          (a) Except as described below, the Notes are not redeemable, in whole or in part, at the Company's option prior to November 1, 2001. From and after November 1, 2001, the Company may redeem all or any portion of the Notes at a redemption price (expressed as a percentage of the principal amount thereof), as set forth in the immediately succeeding paragraph, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date.

          The redemption price as a percentage of the principal amount shall be as follows, if the Notes are redeemed during the twelve-month period commencing on November 1 of each of the years indicated below, plus, in each case, accrued interest and Liquidated Damages, if any, thereon to the redemption date:

                                                               Percentage of
          Year                                                Principal Amount
          ----                                                ----------------

          2001................................................    105.500%
          2002................................................    103.667%
          2003................................................    101.833%
          2004 and thereafter ................................    100.000%

          (b) Prior to November 1, 1999, the Company may, at its option, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes originally offered in the Offering at a redemption price equal to 111% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of a public or private sale of common stock of the Company; provided that at least 65% of the original aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption; and provided, further, that any such redemption shall occur within 60 days of the date of the closing of the corresponding sale of common stock of the Company.

          6. MANDATORY REDEMPTION.

          Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

          7. REPURCHASE AT OPTION OF HOLDER.

          (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, which date shall be no fewer than 30 and no more than 60 days from the date such notice is mailed (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) As soon as practical, but in no event later than 10 Business Days after any date that the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall commence an Asset Sale Offer to purchase the maximum principal amount of Notes that may be


                                      A-1-6
purchased out of the Excess Proceeds, at an Asset Sale offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds will be reset to zero.

          8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          11. AMENDMENT, SUPPLEMENTED AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of Definitive Notes, to provide for the assumption of the Company's and Guarantors' obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

          12. DEFAULTS AND REMEDIES. Each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Notes (whether or not prohibited by Article 10 of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 of


                                      A-1-7
the Indenture); (iii) failure by the Company for 30 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with the provisions described under Sections 4.07, 4.09, 4.15 or Article 5 of the Indenture; (iv) failure by the Company for 60 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $10.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Significant Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except by its terms) or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Significant Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; and (ix) failure by the Company to file Articles of Merger in the State of Wisconsin and a Certificate of Merger in the State of Delaware in connection with the Payco Acquisition by 5:00 p.m. Eastern Time on the Business Day immediately following the date of the Indenture.

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, however, that so long as the New Bank Credit Facility shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default under clauses (viii) or (ix) of Section 6.01 of the Indenture with respect to the Company), any such acceleration shall not be effective until the earlier to occur of (x) five days following the delivery of a notice of such acceleration to the agent or other representative of the lenders under the New Bank Credit Facility and (y) acceleration of any Indebtedness under the New Bank Credit Facility. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in clauses (viii) and (ix) of Section 6.01 of the Indenture, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall ipso facto become due and payable without further action or notice on the part of the Trustee or any Holder.

          In the case of any Event of Default occurring prior to November 1, 2001, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

          At any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in aggregate principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, interest or Liquidated Damages, if any, that have become due solely because of the acceleration, (iii) if, to the extent the payment of such interest is lawful, interest on overdue installments of interest and Liquidated Damages, if any, and overdue principal at a rate equal to 1% per annum in excess of the rate borne


                                      A-1-8
by the Notes, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) if, in the event of the cure or waiver of an Event of Default of the type described in clauses (viii) or (ix) of Section 6.01 of the Indenture, the Trustee shall have received an Officer's Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          Subject to the second paragraph of Section 6.02 of the Indenture, Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

          The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          13. SUBORDINATION. Each Holder by accepting a Note agrees that the payment of principal of, premium and Liquidated Damages, if any, and interest on, and all other Obligations in respect of, each Note is subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of the Senior Debt.

          14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or the Guarantors, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          18. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement,


                                      A-1-9
dated as of November 6, 1996, among the Company, the Guarantors and the parties named on the signature pages thereof.

          19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

               Outsourcing Solutions Inc.
               300 Galleria Parkway
               Suite 690
               Atlanta, Georgia 30339
               Attention: Chief Financial Officer


                                     A-1-10

                                 ASSIGNMENT FORM

          To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:________________________       Your Signature:_____________________________
                                  (Sign exactly as your name appears on the face of this Note)

                                  Signature Guarantee:


                                     A-1-11

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

          |_| Section 4.10     |_| Section 4.15

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $

Date:________________________    Your Signature:______________________________
                                                  (Sign exactly as your name
                                                   appears on the Note)

                                 Tax Identification No.:________________

                                 Signature Guarantee:


                                     A-1-12

                         SCHEDULE OF EXCHANGES OF NOTES(2)

     The following exchanges of a part of this Global Note for other Notes have been made:

----------------------------------------------------------------------------------------------------------------------------
Date of Exchange   Amount of decrease in      Amount of increase in      Principal Amount of this    Signature of authorized
                   Principal Amount of this   Principal Amount of this   Global Note following       officer of Trustee or
                   Global Note                Global Note                such decrease (or           Note Custodian
                                                                         increase)
----------------------------------------------------------------------------------------------------------------------------


--------
(2) This should be included only if the Note is issued in global form.


                                     A-1-13

================================================================================

                                   EXHIBIT A-2
                  (Face of Regulation S Temporary Global Note)
                     11% Senior Subordinated Notes due 2006

No.                                                               $_____________

                           OUTSOURCING SOLUTIONS INC.

promises to pay to _________________________________________________________ or
registered assigns, the principal sum of _______________ Dollars on November 1, 2006.

                  Interest Payment Dates: May 1 and November 1
                      Record Dates: April 15 and October 15

                                             Dated: November 6, 1996

                                             OUTSOURCING SOLUTIONS INC.

                                             By_____________________________
                                               Name:
                                               Title:


This is one of the
Notes referred to in the
within-mentioned indenture:


Dated:  November 6, 1996


WILMINGTON TRUST COMPANY
as Trustee


By:__________________________


================================================================================


                                      A-2-1

                  (Back of Regulation S Temporary Global Note)

                      11% Senior Subordinated Note due 2006

          Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC") to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND
          (A) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
          (1) BY THE INITIAL INVESTOR (a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (d) TO THE COMPANY OR (e) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) BY SUBSEQUENT INVESTORS AS SET FORTH IN (1) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE NOTES.

          THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).


                                      A-2-2

          NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

          Subject to the provisions hereof, Outsourcing Solutions Inc., a Delaware corporation, (the "Company"), promises to pay to ________________________ the principal sum of ________________________ UNITED
STATES DOLLARS (U.S. $________________) on November 1, 2006, and to pay interest on the principal amount of this Note beginning November 6, 1996 at the rate of 11% per annum. Upon exchange of this Regulation S Temporary Global Note for a Regulation S Permanent Global Note as set forth below, interest shall be payable in cash semi-annually in arrears on May 1 and November 1, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided that the first Interest Payment Date shall be May 1, 1997. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          This Regulation S Temporary Global Note is issued in respect of an issue of 11% Senior Subordinated Notes due 2006 (the "Notes") of the Company, limited to the aggregate principal amount of U.S. $100,000,000 issued pursuant to an Indenture (the "Indenture") dated as of November 6, 1996, among the Company, the Guarantors and Wilmington Trust Company, as trustee (the "Trustee"), and is governed by the terms and conditions of the Indenture governing the Notes, which terms and conditions are incorporated herein by reference and, except as otherwise provided herein, shall be binding on the Company, the Guarantors and the Holder hereof as if fully set forth herein. Unless the context otherwise requires, the terms used herein shall have the meanings specified in the Indenture.

          Until this Regulation S Temporary Global Note is exchanged for a Regulation S Permanent Global Note, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

          This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Regulation S Permanent Global Notes or U.S. Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Regulation S Permanent Global Notes or U.S. Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

          This Regulation S Temporary Global Note shall not become valid or obligatory until the certificate of authentication hereon shall have been duly manually signed by the Trustee in accordance with the Indenture. This Regulation S Temporary Global Note shall be governed by and construed in accordance with the laws of the State of the New York. All references to "$," "Dollars," "dollars" or "U.S. $" are to such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts therein.


                                      A-2-3

                         SCHEDULE OF EXCHANGES OF NOTES

          The following exchanges of a part of this Regulation S Temporary Global Note for other Global Notes have been made:

----------------------------------------------------------------------------------------------------------------------------
Date of Exchange   Amount of decrease in      Amount of increase in      Principal Amount of this    Signature of authorized
                   Principal Amount of this   Principal Amount of this   Global Note following       officer of Trustee or
                   Global Note                Global Note                such decrease (or           Note Custodian
                                                                         increase)
----------------------------------------------------------------------------------------------------------------------------



                                      A-2-4

                                   EXHIBIT B-1

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                FROM U.S. GLOBAL NOTE TO REGULATION S GLOBAL NOTE
                (Pursuant to Section 2.06(a)(i) of the Indenture)

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890
Attention:  ______________

     Re:  11% Senior Subordinated Notes due 2006 of Outsourcing Solutions Inc.

          Reference is hereby made to the Indenture, dated as of November 6, 1996 (the "Indenture"), among Outsourcing Solutions Inc., as issuer (the "Company"), the Guarantors and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $__________________ principal amount of Notes which are evidenced by one or more (check one) |_| Rule 144A Global Notes (CUSIP No. ________) or |_| Accredited Institutional Investor Global Notes (CUSIP No. ___________) and held with the Depositary in the name of ____________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person (the "Transferee") who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. ______________), which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Cedel Bank or both (Common Code _____________).

          In connection with such request and in respect of such Notes, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

     (1)  The offer of the Notes was not made to a person in the United States;

     (2)  either:

          (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

          (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

     (3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;


                                      B-1-1

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

     (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel Bank or both (Common Code ______________).

          Upon giving effect to this request to exchange a beneficial interest in such Rule 144A Global Note or Accredited Institutional Investor Global Note for a beneficial interest in a Regulation S Global Note, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Notes pursuant to the Indenture and the Securities Act and, if such transfer occurs prior to the end of the 40-day restricted period associated with the initial offering of Notes, the additional restrictions applicable to transfers of interest in the Regulation S Temporary Global Note.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors and Goldman, Sachs & Co. and Chase Securities Inc. (collectively, the "Initial Purchasers"), the Initial Purchasers of such Notes being transferred and each of you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings with respect to the materials covered hereby. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.


                                       _________________________________________
                                       [Insert Name of Transferor]



                                       By:______________________________________
                                       Name:
                                       Title:

Dated:________________, __


cc:   Outsourcing Solutions Inc.
      Goldman, Sachs & Co.
      Chase Securities Inc.


                                      B-1-2

                                   EXHIBIT B-2

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
            FROM REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE OR
                  ACCREDITED INSTITUTIONAL INVESTOR GLOBAL NOTE
               (Pursuant to Section 2.06(a)(ii) of the Indenture)

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890
Attention: ______________

     Re:  11% Senior Subordinated Notes due 2006 of Outsourcing Solutions Inc.

          Reference is hereby made to the Indenture, dated as of November 6, 1996 (the "Indenture), among Outsourcing Solutions Inc., as issuer (the "Company"), the Guarantors and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $__________ principal amount of Notes which are evidenced by one or more Regulation S Global Notes (CUSIP No. ___________) and held with the Depositary through Euroclear or Cedel Bank or both (Common Code _______________) in the name of _________________ (the "Transferor"). The
Transferor has requested a transfer of such beneficial interest in the Notes to a Person (the "Transferee") who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more (check one) |_| Rule 144A Global Notes (CUSIP No. ___________) or |_| Accredited Institutional Investor Global Note (CUSIP No. ___________) to be held with the Depositary.

          In connection with such request and in respect of such Notes, the Transferor hereby certifies that:

                                   [CHECK ONE]

     |_| such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

                                       or

     |_| such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;


                                      B-2-1
                                       or

     |_| such transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                       or

     |_| such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

          and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

          Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Notes for a beneficial interest in Rule 144A Global Notes or Accredited Institutional Investor Global Notes, as the case may be, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Rule 144A Global Notes or Accredited Institutional Investor Global Notes, as the case may be, pursuant to the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors and Goldman, Sachs & Co. and Chase Securities Inc. (collectively, the "Initial Purchasers"), the Initial Purchasers of such Notes being transferred and each of you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings with respect to the materials covered hereby. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.


                                       ________________________________________
                                       [Insert Name of Transferor]


                                       By:_____________________________________
                                       Name:
                                       Title:

Dated: ________________, __

cc:  Outsourcing Solutions Inc.
     Goldman, Sachs & Co.
     Chase Securities Inc.


                                      B-2-2

                                   EXHIBIT B-3

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
         FROM RULE 144A GLOBAL NOTE OR ACCREDITED INSTITUTIONAL INVESTOR
          GLOBAL NOTE TO ACCREDITED INSTITUTIONAL INVESTOR GLOBAL NOTE
                     OR RULE 144A GLOBAL NOTE, RESPECTIVELY
               (Pursuant to Section 2.06(a)(iii) of the Indenture)

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890
Attention: ______________

     Re: 11% Senior Subordinated Notes due 2006 of Outsourcing Solutions Inc.

          Reference is hereby made to the Indenture, dated as of November 6, 1996 (the "Indenture"), among Outsourcing Solutions Inc., as issuer (the "Company"), the Guarantors and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $__________ principal amount of Notes which are evidenced by one or more (check one) |_| Rule 144A Global Notes (CUSIP No. ____________) or |_| Accredited Institutional Investor Global Notes (CUSIP No.
____________) and held with the Depositary in the name of ____________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in such Notes to a Person (the "Transferee") who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more (check one) |_| Rule 144A Global Notes (CUSIP No. ____________), or |_| Accredited Institutional Investor Global Notes (CUSIP No. ____________), to be held with the Depositary.

          In connection with such request and in respect of such Notes, the Transferor hereby certifies that:

                                   [CHECK ONE]

     |_| such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

                                       or

     |_| such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;


                                      B-3-1
                                       or

     |_| such transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                       or

     |_| such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

          and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

          Upon giving effect to this request to exchange a beneficial interest in Rule 144A Global Notes or Accredited Institutional Investor Global Notes for a beneficial interest in Accredited Institutional Investor Global Notes or Rule 144A Global Notes, as the case may be, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Rule 144A Global Notes or Accredited Institutional Investor Global Notes, as the case may be, pursuant to the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantors and Goldman, Sachs & Co. and Chase Securities Inc. (collectively, the "Initial Purchasers"), the Initial Purchasers of such Notes being transferred and each of you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings with respect to the materials covered hereby.


                                       _________________________________________
                                       [Insert Name of Transferor]


                                       By:______________________________________
                                       Name:
                                       Title:

Dated:___________________, __

cc:   Outsourcing Solutions Inc.
      Goldman, Sachs & Co.
      Chase Securities Inc.


                                      B-3-2

                                   EXHIBIT B-4

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                               OF DEFINITIVE NOTES
                 (Pursuant to Section 2.06(b) of the Indenture)

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890
Attention: ______________

     Re:  11% Senior Subordinated Notes due 2006 of Outsourcing Solutions Inc.

          Reference is hereby made to the Indenture, dated as of November 6, 1996 (the "Indenture"), among Outsourcing Solutions Inc., as issuer (the "Company"), the Guarantors and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $_____________ principal amount of Notes which are evidenced by one or more Definitive Notes (CUSIP No. __________) and registered with the Registrar in the name of (the "Transferor"). The Transferor has requested an exchange or transfer of such Definitive Note(s) in the form of an equal principal amount of Notes evidenced by one or more Definitive Notes (CUSIP No. ________), to be delivered to the Transferor or, in the case of a transfer of such Notes, to such Person as the Transferor instructs the Trustee.

          In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                   [CHECK ONE]

     |_| the Surrendered Notes are being acquired for the Transferor's own account, without transfer;

                                       or

     |_|  the Surrendered Notes are being transferred to the Company;

                                       or

     |_| the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such


                                      B-4-1
          account is a "qualified institutional buyer," within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

     |_| the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

     |_| the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

     |_| such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantors and Goldman, Sachs & Co. and Chase Securities Inc. (collectively, the "Initial Purchasers"), the Initial Purchasers of such Notes being transferred and each of you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings with respect to the materials covered hereby.


                                      __________________________________________
                                      [Insert Name of Transferor]



                                      By:_______________________________________
                                      Name:
                                      Title:

Dated: ______________, __

cc:   Outsourcing Solutions Inc.
      Goldman, Sachs & Co.
      Chase Securities Inc.


                                      B-4-2

                                   EXHIBIT B-5

     FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER FROM RULE
       144A GLOBAL NOTE, ACCREDITED INSTITUTIONAL INVESTOR GLOBAL NOTE OR
              REGULATION S PERMANENT GLOBAL NOTE TO DEFINITIVE NOTE
                 (Pursuant to Section 2.06(c) of the Indenture)

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890
Attention: ______________

     Re:  11% Senior Subordinated Notes due 2006 of Outsourcing Solutions Inc.

          Reference is hereby made to the Indenture, dated as of November 6, 1996 (the "Indenture"), among Outsourcing Solutions Inc., as issuer (the "Company"), the Guarantors and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $_______________ principal amount of Notes which are evidenced by one or more (check one) |_| Rule 144A Global Notes (CUSIP No. ___________) or |_| Accredited Institutional Investor Global Notes (CUSIP No. ________) or |_| Regulation S Permanent Global Notes (CUSIP No. __________) and held with the Depositary through Euroclear or Cedel Bank or both in the name of __________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person (the "Transferee") who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Definitive Notes (CUSIP No. ________) to be registered with the Registrar in the name of ____________.

          In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                   [CHECK ONE]

     |_| the Surrendered Notes are being transferred to the beneficial owner of such Notes;

                                       or

     |_| the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or


                                      B-5-1

     |_| the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

     |_| the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

     |_| such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantors and Goldman, Sachs & Co. and Chase Securities Inc. (collectively, the "Initial Purchasers"), the Initial Purchasers of such Notes being transferred and each of you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings with respect to the materials covered hereby. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.



                                       [Insert Name of Transferor]



                                       By:______________________________________
                                       Name:
                                       Title:

Dated: _________________, __

cc:  Outsourcing Solutions Inc.
     Goldman, Sachs & Co.
     Chase Securities Inc.


                                      B-5-2

                                   EXHIBIT B-6

        FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER FROM
       DEFINITIVE NOTE TO RULE 144A GLOBAL NOTE, ACCREDITED INSTITUTIONAL
           INVESTOR GLOBAL NOTE OR REGULATION S PERMANENT GLOBAL NOTE
                 (Pursuant to Section 2.06(e) of the Indenture)

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890
Attention: ______________

     Re:  11% Senior Subordinated Notes due 2006 of Outsourcing Solutions Inc.

          Reference is hereby made to the Indenture, dated as of November 6, 1996 (the "Indenture"), among Outsourcing Solutions Inc., as issuer (the "Company"), the Guarantors and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $_____________ principal amount of Notes which are evidenced by one or more Definitive Notes (CUSIP No._____________ and registered with the Registrar in the name of (the "Transferor"). The Transferor has requested a transfer of such Definitive Notes to a Person who will take delivery thereof in the form of an equal beneficial interest in Global Notes evidenced by one or more (check one) |_| Rule 144A Global Notes (CUSIP No. ______________ ) or |_| Accredited Institutional Investor Global Notes (CUSIP No. _____________ or |_| Regulation S Permanent Global Notes (CUSIP No. ____________), which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Cedel Bank or both (Common Code _______________ ).

          In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                   [CHECK ONE]

     |_| the Surrendered Notes are being transferred to the beneficial owner of such Notes;

                                       or

     |_| the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or


                                      B-6-1

     |_| the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

     |_| the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

     |_| such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

                                       or

     |_| such transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act, and accordingly the Transferor hereby further certifies that:

          (1) The offer of the Notes was not made to a person in the United States;

          (2)  either:

               (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

               (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel Bank or both (Common Code ).


                                      B-6-2
          and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

          Upon giving effect to this request to exchange a Definitive Note for a beneficial interest in such Rule 144A Global Note, Accredited Institutional Investor Global Note or Regulation S Global Note, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Global Notes pursuant to the Indenture and the Securities Act and, if such transfer occurs prior to the end of the 40-day restricted period associated with the initial offering of Notes, the additional restrictions applicable to transfers of interest in the Regulation S Temporary Global Note.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantors and Goldman, Sachs & Co. and Chase Securities Inc. (collectively, the "Initial Purchasers"), the Initial Purchasers of such Notes being transferred and each of you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings with respect to the materials covered hereby. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.



                                       ________________________________________
                                       [Insert Name of Transferor]



                                       By:_____________________________________
                                       Name:
                                       Title:

Dated: ______________ , __

cc:  Outsourcing Solutions Inc.
     Goldman, Sachs & Co.
     Chase Securities Inc.


                                      B-6-3

                                    EXHIBIT C

                              SUBSIDIARY GUARANTEE

     Each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the Obligations of the Company to the Holders or the Trustee under the Notes or under the Indenture, that: (a) the principal of, and premium and Liquidated Damages, if any, and interest on the Notes shall be promptly paid when due, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal of and interest and Liquidated Damages, if any, on any Note, if lawful, and all other Obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.

     The Obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture, and reference is hereby made to the Indenture for the precise terms of this Subsidiary Guarantee. The terms of
Article 11 of the Indenture are incorporated herein by reference.

     No director, officer, employee, incorporator or stockholder, as such, past, present or future, of each of the Guarantors shall have any personal liability under this Subsidiary Guarantee by reason of its status as such director, officer, employee, incorporator or stockholder.

     Each of the Guarantors agrees, and each Holder by accepting a Note and the related Subsidiary Guarantees agrees, that the payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on, and all other Obligations in respect of, the Notes pursuant to the Subsidiary Guarantees is subordinated in right of payment, to the extent and in the manner provided in Articles 10 and 11 of the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of such Guarantor and the subordination set forth herein is for the benefit of and enforceable by the holders of Senior Debt. Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Debt as provided in the Indenture and appoints the Trustee as attorney-in-fact for any and all such purposes.

     This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Notes and, in the event of any transfer or assignment of rights by any Holder of Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

     In certain circumstances more fully described in the Indenture, any Guarantor may be released from its liability under this Subsidiary Guarantee, and any such release will be effective whether or not noted hereon.


                                      C-1-1

     This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     For purposes hereof, each Guarantor's liability will be that amount from time to time equal to the aggregate liability of such Guarantor thereunder, but shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Subsidiary Guarantee was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Guarantor is limited to the amount set forth in clause (ii). The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.


                                       CFC SERVICES CORP.



                                       By:
                                           ----------------------
                                           Name:  Tyler T. Zachem
                                           Title: Vice President


                                       A.M. MILLER & ASSOCIATES, INC.



                                       By:
                                           ----------------------
                                           Name:  Tyler T. Zachem
                                           Title: Assistant Secretary


                                      C-1-2

                                       THE CONTINENTAL ALLIANCE, INC.



                                       By:______________________________________
                                          Name:
                                          Title:


                                       ALASKA FINANCIAL SERVICES, INC.



                                       By:______________________________________
                                          Name:
                                          Title:


                                       SOUTHWEST CREDIT SERVICES, INC.



                                       By:______________________________________
                                          Name:
                                          Title:


                                       ACCOUNT PORTFOLIOS, INC.



                                       By:______________________________________
                                          Name:
                                          Title:


                                       ACCOUNT PORTFOLIOS G.P., INC.



                                       By:______________________________________
                                          Name:
                                          Title:


                                      C-1-3

                                       ACCOUNT PORTFOLIOS, L.P.



                                       By:______________________________________
                                          Name:
                                          Title:


                                       PERIMETER CREDIT, L.P.



                                       By:______________________________________
                                          Name:
                                          Title:


                                       GULF STATE CREDIT, L.P.



                                       By:______________________________________
                                          Name:
                                          Title:


                                       PAYCO AMERICAN CORPORATION



                                       By:______________________________________
                                          Name:
                                          Title:


                                       PAYCO-GENERAL AMERICAN CREDITS, INC.



                                       By:______________________________________
                                          Name:
                                          Title:


                                      C-1-4

                                       NATIONAL ACCOUNT SYSTEMS, INC.



                                       By:______________________________________
                                          Name:
                                          Title:


                                       UNIVERSITY ACCOUNTING SERVICE, INC.



                                       By:______________________________________
                                          Name:
                                          Title:


                                       ASSET RECOVERY & MANAGEMENT CORP.



                                       By:______________________________________
                                          Name:
                                          Title:


                                       INDIANA MUTUAL CREDIT ASSOCIATION, INC.



                                       By:______________________________________
                                          Name:
                                          Title:


                                       FURST AND FURST, INC.



                                       By:______________________________________
                                          Name:
                                          Title:


                                      C-1-5

                                       JENNIFER LOOMIS & ASSOCIATES, INC.



                                       By:______________________________________
                                          Name:
                                          Title:


                                       FM SERVICES CORPORATION



                                       By:______________________________________
                                          Name:
                                          Title:


                                       QUALINK, INC.



                                       By:______________________________________
                                          Name:
                                          Title:


                                       PROFESSIONAL RECOVERIES INC.



                                       By:______________________________________
                                          Name:
                                          Title:


                                       PAYCO AMERICAN INTERNATIONAL CORP.



                                       By:______________________________________
                                          Name:
                                          Title:


                                      C-1-6